EXECUTION COPY

AMENDMENT NO. 1 TO THE CONTRIBUTION AGREEMENT

THIS AMENDMENT NO. 1 TO THE CONTRIBUTION AGREEMENT, made this 13th day of May, 2010 (this “Amendment”), is made by and among Simon Property Group, Inc., a Delaware corporation (“Parent REIT”), Simon Property Group, L.P., a Delaware limited partnership (“Parent OP”), Marco Capital Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent OP (“Parent Sub,” and together with Parent REIT and Parent OP, the “Parent Parties”), Lightstone Prime, LLC, a Delaware limited liability company (“Lightstone Prime”) (solely in its capacity as the Representative), and Prime Outlets Acquisition Company LLC, a Delaware limited liability company (the “Company”).

WITNESSETH:

WHEREAS, the parties hereto and certain of their affiliates have entered into that certain Contribution Agreement, dated as of December 8, 2009 (as amended from time to time, the “Contribution Agreement”);

WHEREAS, concurrently with the execution of this Amendment, the Parent Parties, Lightstone Real Property Ventures Limited Liability Company, a New Jersey limited liability company (“LRPV”), PR Lightstone Manager, LLC, a Delaware limited liability company (“PR Manager”) and PR Barceloneta, LLC, a New Jersey limited liability company (“Barceloneta”), have entered into that certain Contribution Agreement, dated as of the date hereof (the “Barceloneta Contribution Agreement”), which provides for, among other things, the contribution by LRPV and PR Manager on the date hereof of membership interests in Barceloneta to Parent Sub;

WHEREAS, in accordance with Section 9.3 of the Contribution Agreement, which provides that, among other things, the Contribution Agreement may be amended or modified by a written agreement executed and delivered by duly authorized officers of Parent REIT, Parent OP, Parent Sub, the Company and the Representative, the parties hereto desire to enter into this Amendment to amend the Contribution Agreement to reflect the transactions contemplated by the Barceloneta Contribution Agreement; and

WHEREAS, pursuant to Section 11.1 of the Contribution Agreement, the Representative is authorized to execute this Amendment on behalf of the Contributors, which Amendment will thereupon be binding upon the Contributors.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.           Definitions.

(a)          The following definitions in Section 1.1 of the Contribution Agreement are hereby amended and restated in their entirety to read as set forth below:

“2008 Audited Financial Statements” means the audited combined consolidated balance sheet of the Group Companies (including the St. Augustine Land) as of December 31, 2008 and the related audited combined consolidated statements of income and cash flows for the fiscal year ended December 31, 2008.

“Budget” means the operating budget of the Group Companies for the year-ended December 31, 2010 (or, in respect of any period prior to January 1, 2010, the operating budget of the Group Companies for the year ended December 31, 2009), in each case as set forth in Schedule 1.1(B).

“Contributors” means Lightstone Holdings, Lightstone Prime, BRM, LVP OP and Pro-DFJV.

“DL Parties” means Lightstone Holdings, Lightstone Prime and BRM.

“DL Tax Matters Agreement” means a Tax Matters Agreement to be entered into at or before the Closing in the form attached as Exhibit F hereto among Parent REIT, Parent OP, New Company, the Company, Lightstone Holdings, Lightstone Prime, BRM and David Lichtenstein, with final schedules and exhibits to be agreed upon in good faith by the parties thereto.

“Employee” means each current (including those on layoff, disability or leave of absence, whether paid or unpaid), former, or retired employee, officer, consultant, independent contractor providing individual services, agent or director of a Group Company or Prime Manager, excluding any Transferred Employees, as that term is defined in the Barceloneta Contribution Agreement.

“Enterprise Value” means two billion, one hundred eighty seven million dollars ($2,187,000,000) (calculated using the Enterprise Value in the original Contribution Agreement of $2,325,000,000 and subtracting the Enterprise Value of $138,000,000 pursuant to the Barceloneta Contribution Agreement).

“Escrow Agent” means JP Morgan Chase Bank N.A.

“Group Companies” means, collectively, the Company, Ewell, Mill Run, St. Augustine, and each of their respective Subsidiaries.

“LVP Tax Matters Agreement” means a Tax Matters Agreement to be entered into at or before the Closing in the form attached as Exhibit G hereto among Parent REIT, Parent OP, New Company, the Company and LVP REIT, LVP OP, Pro-DFJV and, solely for purposes of Section 14 thereof, Lightstone Prime, Lightstone Holdings, BRM and David Lichtenstein, with final schedules and exhibits to be agreed upon in good faith by the parties thereto.

“Member Indemnitee” has the meaning set forth in Section 10.2(d).

“New Company” means Marco LP Units, LLC, a Delaware limited liability company.

“New Company Manager” means LP Units Manager, LLC, a Delaware limited liability company.

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“New Company Agreement” means the amended and restated limited liability company agreement of New Company, in the form attached as Exhibit E hereto, pursuant to which New Company will hold the Parent OP Common Units to be issued to (i) Lightstone Holdings, Lightstone Prime, BRM, LVP OP and Pro-DFJV hereunder, (ii) LRPV and PR Manager under the Barceloneta Contribution Agreement and (iii) the Escrow Account hereunder.

“Other Group Companies” means Ewell, Mill Run and St. Augustine.

“Severance, Employment and Shut-Down Costs” means any out-of-pocket costs or expenses (including reasonable legal expenses) reasonably incurred, or otherwise required to be paid by Parent REIT, Parent OP or any of their Affiliates (including any Group Company at or after the Closing), relating to or arising out of (i) shutting down any corporate-level offices of the Group Companies (which do not include, for the avoidance of doubt, any property-level offices), including costs incurred by a Group Company in order to terminate the leases set forth on Schedule 1.1(E) and (ii) any liability or obligation, whether arising before or after the Closing Date, relating to or arising out of (A) any Employee Benefit Plan or Employee Agreement, (B) any employee benefit, welfare or pension or other employment obligation, whether or not scheduled, of any Group Company or applicable to any Employee that arises or is accrued on or prior to the Closing, (C) the termination of an Employee at or prior to the Closing (including any change in control and/or severance payments) other than liabilities under WARN as described in the exception in Section 6.10(f) and (D) any legal action taken against Parent REIT, Parent OP or any of their Affiliates (including any Group Company), by any Employee described in the preceding clause (C); provided, however, that (x) claims arising out of any claim of employment discrimination relating to events prior to the Closing (other than arising out of or relating to the termination of any Employee as contemplated by Section 6.10) shall not be included in the calculation of Severance Employment and Shut-Down Costs and (y) any costs or expenses included in the definition of Barceloneta Severance, Employment and Shut-Down Costs (as defined in the Barceloneta Contribution Agreement) which are also included in this definition of Severance, Employment and Shut-Down Costs shall not be included in the calculation of Barceloneta Severance, Employment and Shut-Down Costs.

“Special Distribution Amount” means an amount in cash equal to the result of (i) eighty percent (80%) of the Estimated Aggregate Consideration Value decreased by (ii) ten percent (10%) of the Barceloneta Estimated Aggregate Consideration Value (or, if finally determined prior to Closing pursuant to Section 2.3(b) of the Barceloneta Contribution Agreement, the Barceloneta Final Aggregate Consideration Value).

“Survival Period Termination Date” has the meaning set forth in Section 10.2(f).

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“Termination Date” means October 31, 2010, provided, that (i) if prior to the Termination Date unresolved Known Claims shall have been submitted to the Claim Arbitrator in accordance with Section 2.3(f) and the Claim Arbitrator shall not have determined the aggregate value of such unresolved Known Claims in accordance with Section 2.3(f)(iii) prior to October 31, 2010, the Termination Date shall be extended until the fifth (5th) Business Day after the value of all unresolved Known Claims submitted to the Claim Arbitrator prior to October 31, 2010 shall have been determined by the Claim Arbitrator in accordance with Section 2.3(f)(iii) and (ii) if, as of October 31, 2010 (A) all of the conditions to closing set forth in Article 8 (other than any conditions that by their terms are to be satisfied at the Closing) have been satisfied (or validly waived by the Person entitled to waive such condition), (B) the Parent Parties have complied at all times on and prior to such date in all material respects with their obligations in Section 6.5 and (C) the funds necessary to satisfy all of Parent OP’s and Parent Sub’s obligations under this Agreement shall not be available to Parent OP out of the Financing, then Parent OP may, in its sole discretion, upon written notice to the Representative on October 31, 2010, elect to change the Termination Date to December 31, 2010.  For the avoidance of any doubt, upon such election, the “Maturity Date” under that certain Second Amended, Restated and Consolidated Loan Agreement, dated as of July 16, 2009, as amended by Amendment No. 1 dated as of May 13, 2010, by and among Lightstone Holdings LLC, LSG-ESH LLC, David Lichtenstein and Parent OP shall be deemed to be December 31, 2010.

“Transaction Documents” means this Agreement, Amendment No. 1, the New Company Agreement, the LP Purchase Agreement, the Tax Matters Agreements, the Escrow Agreement, the GPT Sale Agreement and the Mill Run Letter Agreement.

“Working Capital Escrow Amount” means four million, seven hundred three thousand and two hundred twenty six dollars ($4,703,226) (equal to the product of (i) $5,000,000 and (ii) $2,187,000,000 ($2,325,000,000 - $138,000,000) divided by $2,325,000,000).

(b)          Section 1.1 of the Contribution Agreement is hereby amended by adding the following defined terms:

“Amendment No. 1” means the Amendment No. 1 to this Agreement, dated as of May 13, 2010, by and among the Parent Parties, Lightstone Prime and the Company.

“Barceloneta Actual Adjustment” has the meaning ascribed to the defined term “Actual Adjustment” in the Barceloneta Contribution Agreement.

“Barceloneta Aggregate Consideration Value” has the meaning ascribed to the defined term “Aggregate Consideration Value” in the Barceloneta Contribution Agreement.

“Barceloneta Aggregate Unit Value” has the meaning ascribed to the defined term “Aggregate Unit Value” in the Barceloneta Contribution Agreement.

“Barceloneta Contribution Agreement” means that certain Contribution Agreement, dated as of May 13, 2010, by and among the Parent Parties, LRPV, PR Manager and Barceloneta.

“Barceloneta Closing” has the meaning ascribed to the defined term “Closing” in the Barceloneta Contribution Agreement.

“Barceloneta Closing Date” has the meaning ascribed to the defined term “Closing Date” in the Barceloneta Contribution Agreement.

“Barceloneta Contributors” means LRPV and PR Manager.

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“Barceloneta Escrow Agreement” means that certain Escrow Agreement, dated as of May 13, 2010, by and among the Parent Parties, LRPV and the Escrow Agent.

“Barceloneta Estimated Aggregate Consideration Value” has the meaning ascribed to the defined term “Estimated Aggregate Consideration Value” in the Barceloneta Contribution Agreement.

“Barceloneta Final Aggregate Consideration Value” has the meaning ascribed to the defined term “Final Aggregate Consideration Value” in the Barceloneta Contribution Agreement.

“Barceloneta Material Adverse Effect” has the meaning ascribed to the defined term “Company Material Adverse Effect” in the Barceloneta Contribution Agreement.

“Barceloneta Member Indemnitee” has the meaning set forth in Section 10.2(e).

“Barceloneta Non-Excluded Representation” has the meaning ascribed to the defined term “Non-Excluded Representation” in the Barceloneta Contribution Agreement.

“Barceloneta Parent Closing Price” has the meaning ascribed to the defined term “Parent Closing Price” in the Barceloneta Contribution Agreement.

“Barceloneta Representative” means LRPV.

“Barceloneta Required Consents” has the meaning ascribed to the defined term “Required Consents” in the Barceloneta Contribution Agreement.

“Barceloneta Schedules” has the meaning ascribed to the defined term “Company Schedules” in the Barceloneta Contribution Agreement.

“Barceloneta Survival Period Termination Date” has the meaning set forth in Section 10.2(f).

“Barceloneta Tax Matters Agreement” has the meaning ascribed to the defined term “Tax Matters Agreement” in the Barceloneta Contribution Agreement.

“Escrow Unit Payment Percentage Interest” means, with respect to any Contributor, the percentage interest set forth opposite such Contributor’s name on Annex G (as such Annex G may be updated from time to time prior to Closing, with notice to the Parent Parties, by the Representative).

“Final Aggregate Consideration Value” means the Aggregate Consideration Value as finally determined pursuant to Section 2.3(d).

(c)          The definition “NOI Waiver” in Section 1.1 of the Contribution Agreement is hereby deleted in its entirety:

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(d)          All capitalized terms used in this Amendment but not otherwise defined in this Amendment shall have the meanings set forth in the Contribution Agreement.

2.           Amendment to the first WHEREAS clause.  The first WHEREAS clause of the Contribution Agreement shall be amended and restated in its entirety to read as follows:

“WHEREAS, Lightstone Holdings, Pro-DFJV, LVP OP and BRM own the membership interests in Ewell and Mill Run, in each case as set forth opposite their respective names on Annex A (such membership interests, the “Other Group Companies Contributed Interests”);”

3.           Amendment to Section 2.1.  Section 2.1 of the Contribution Agreement shall be amended and restated in its entirety to read as follows:

“Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, (a) each of Lightstone Holdings, Pro-DFJV, LVP OP and BRM shall contribute, convey and transfer to Parent Sub all of such Contributor’s right, title and interest in and to the Other Group Companies Contributed Interests (the “Other Group Companies Contributions”) and (b) each of Lightstone Prime, LVP OP and Pro-DFJV shall contribute, convey and transfer to Parent Sub all of such Person’s right, title and interest in and to the Company Contributed Interests (the “Company Contributions,” and together with the Other Group Companies Contributions, the “Contributions”).”

4.           Amendment to Section 2.3(a).  Section 2.3(a) of the Contribution Agreement shall be amended and restated in its entirety to read as follows:

“Intentionally Omitted.”

5.           Amendment to Section 2.3(c).  Section 2.3(c) of the Contribution Agreement shall be amended and restated in its entirety to read as follows:

“At the Closing, subject to Section 2.4 and Section 2.6, Parent OP shall:

(i)           issue in the name of the Escrow Agent, for deposit on behalf of the Contributors into the Escrow Account pursuant to the Escrow Agreement, a number of Parent OP Common Units (the “Escrow Units”) equal to the quotient of (a) an amount equal to (x) ten percent (10%) of the Estimated Aggregate Consideration Value plus (y) ten percent (10%) of the Barceloneta Estimated Aggregate Consideration Value (or, if finally determined at such time pursuant to Section 2.3(b) of the Barceloneta Contribution Agreement, the Barceloneta Final Aggregate Consideration Value) divided by (b) the Parent Closing Price; and

(ii)           issue to the Contributors, pro rata in accordance with each such Contributor’s Applicable Percentage Interest, a number of Parent OP Common Units equal to the quotient of (a) an amount equal to ten percent (10%) of the Estimated Aggregate Consideration Value divided by (b) the Parent Closing Price.”

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6.           Amendment to Section 2.3.  Section 2.3 of the Contribution Agreement shall be amended by adding the following new Section 2.3(g):

“(g)         Barceloneta Adjustment

If the Barceloneta Aggregate Consideration Value has not been finally determined prior to the Closing in accordance with Section 2.3(b) of the Barceloneta Contribution Agreement, then, notwithstanding the provisions of Section 2.3(c)(ii) of the Barceloneta Contribution Agreement, if the Barceloneta Actual Adjustment is a negative amount, within three (3) Business Days after the date on which the Barceloneta Aggregate Consideration Value is finally determined in accordance with Section 2.3(b) of the Barceloneta Contribution Agreement, the Barceloneta Representative shall, on behalf of the Barceloneta Contributors, pay to Parent OP an amount in cash equal to the absolute value of such negative amount.  If this Agreement is terminated and the Closing is not effected, the Barceloneta Final Aggregate Consideration Value shall be determined, and any Barceloneta Actual Adjustment shall be determined and paid, in accordance with Section 2.3 of the Barceloneta Contribution Agreement.”

7.           Amendment to Section 2.5.  Section 2.5 of the Contribution Agreement shall be amended by adding the following new Section 2.5(c):

“(c)         On the Closing Date, pursuant to the terms of the Barceloneta Contribution Agreement, the Barceloneta Representative and Parent OP shall deliver joint written instructions instructing the Barceloneta Escrow Agent (i) if the Barceloneta Final Aggregate Consideration Value has been finally determined in accordance with Section 2.3(b) of the Barceloneta Contribution Agreement prior to the Closing and the Barceloneta Actual Adjustment is a negative amount, to deliver (A) from the Barceloneta Escrow Account to Parent OP an amount of cash equal to (x) the absolute value of the Barceloneta Actual Adjustment minus (y) the aggregate amount of all distributions on the Parent OP Units (which were issued to the New Company pursuant to the Barceloneta Contribution Agreement) that have been withheld by Parent OP pursuant to Section 2.3(c)(ii) of the Barceloneta Contribution Agreement, if any, in full satisfaction of the obligations of the Barceloneta Contributors to forgo cash distributions pursuant to Section 2.3(c)(ii) of the Barceloneta Contribution Agreement and (B) from the Barceloneta Escrow Account to the Barceloneta Representative for further distribution to the Barceloneta Contributors, all of the remaining cash in the Barceloneta Escrow Account after making the distribution described in clause (A) above or (ii) if the Barceloneta Final Aggregate Consideration Value has not been finally determined in accordance with Section 2.3(b) of the Barceloneta Contribution Agreement or if the Barceloneta Actual Adjustment is a positive amount, to deliver from the Barceloneta Escrow Account to the Barceloneta Representative for further distribution to the Barceloneta Contributors all of the cash in the Barceloneta Escrow Account.  If this Agreement is terminated and the Closing does not occur, the Barceloneta Final Aggregate Consideration Value shall be determined, and any Barceloneta Actual Adjustment shall be determined and paid, in accordance with Section 2.3 of the Barceloneta Contribution Agreement.”

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8.           Amendment to Section 3.21.  The following paragraph is added at the end of Section 3.21 of the Contribution Agreement:

“Except as set forth in Section 3.22, notwithstanding anything to the contrary in this Agreement, the Company makes no representations or warranties, express or implied, with respect to Barceloneta, any of Barceloneta’s businesses, assets or liabilities, the Barceloneta Contribution Agreement or the transactions contemplated thereby, to Parent REIT, Parent OP or Parent Sub and hereby disclaims all liability and responsibility for any such representation or warranty made, communicated, or furnished to Parent REIT, Parent OP or Parent Sub.  The Company hereby acknowledges and agrees that, except as set forth in Section 5.13, (i) Parent REIT, Parent OP and Parent Sub make no representations or warranties with respect to Barceloneta, any of Barceloneta’s businesses, assets or liabilities, the Barceloneta Contribution Agreement or the transactions contemplated thereby and (ii) no representation, warranty or covenant of the Parent Parties in this Agreement shall be deemed breached as a result of the execution and delivery of the Barceloneta Contribution Agreement or the consummation of the transactions contemplated thereby.”

9.           New Section 3.22.  The following new Section 3.22 is added to the Contribution Agreement:

“The Company hereby represents and warrants to Parent OP that the entry into Amendment No. 1 and the Barceloneta Contribution Agreement does not and will not, except as set forth in the Company Schedules or the Barceloneta Schedules, and assuming the receipt of the Required Consents and the Barceloneta Required Consents and repayment of the Floating Rate Debt at Closing,  (i) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration), or require any notice or consent under any of the terms, conditions or provisions of any Contract to which any Group Company is a party or by which it or any of their respective properties is bound or affected, (ii) conflict with or violate any Law or Order applicable to any Group Company or any of their respective properties or assets or (iii) except as expressly contemplated by this Agreement and the other Transaction Documents or the Barceloneta Contribution Agreement, result in the creation of any Lien upon any of the assets of any Group Company, the Company Membership Interests or any membership or other equity interest of any Group Company; provided, that no representation or warranty is being made in this Section 3.22 with respect to any antitrust or competition Laws (or any Orders or Contracts related thereto) that may be applicable to the Contemplated Transactions.”

10.         Amendment to Section 4.7.  The following is added at the end of Section 4.7 of the Contribution Agreement:

“Such Contributor hereby acknowledges and agrees that, except as set forth in Section 5.13, (i) none of Parent REIT, Parent OP or Parent Sub makes any representations or warranties with respect to Barceloneta, any of Barceloneta’s businesses, assets or liabilities, the Barceloneta Contribution Agreement or the transactions contemplated thereby and (ii) no representation, warranty or covenant of the Parent Parties in this Agreement shall be deemed breached as a result of the execution and delivery of the Barceloneta Contribution Agreement or the consummation of the transactions contemplated thereby.”

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11.         Amendment to Section 4.8.  The following is added at the end of Section 4.8 of the Contribution Agreement:

“Except as set forth in Section 4.9, notwithstanding anything to the contrary in this Agreement, the Contributors make no representations or warranties, express or implied, with respect to Barceloneta, any of Barceloneta’s businesses, assets or liabilities, the Barceloneta Contribution Agreement or the transactions contemplated thereby, to Parent REIT, Parent OP or Parent Sub and hereby disclaim all liability and responsibility for any such representation or warranty made, communicated, or furnished to Parent REIT, Parent OP or Parent Sub.”

12.         New Section 4.9.  The following new Section 4.9 is added to the Contribution Agreement:

“Each Contributor hereby, severally, and not jointly or jointly and severally, represents and warrants to Parent OP that the entry into Amendment No. 1 and the Barceloneta Contribution Agreement does not and will not (i) conflict with or result in any breach of any provision of such Contributor’s Governing Documents, (ii) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation of any material agreement to which such Contributor is a party, or (iii) violate any Law or Order applicable to such Contributor, except in the case of clauses (ii) and (iii) above, for violations which would not prevent or materially impair or delay the ability of such Contributor to perform its respective obligations under this Agreement and provided, that no representation or warranty is being made in this Section 4.9 with respect to any antitrust or competition Laws (or any Orders or Contracts related thereto) that may be applicable to the Contemplated Transactions.”

13.         Amendment to Section 5.11.  The following is added at the end of Section 5.11 of the Contribution Agreement:

“Except as set forth in Section 3.22, each of Parent REIT, Parent OP and Parent Sub hereby acknowledges and agrees that, (i) neither the Company nor any of the Contributors makes any representations or warranties, express or implied, with respect to Barceloneta, any of Barceloneta’s businesses, assets or liabilities, the Barceloneta Contribution Agreement or the transactions contemplated thereby and (ii) no representation, warranty or covenant of the Company or any Contributor in this Agreement shall be deemed breached as a result of the execution and delivery of the Barceloneta Contribution Agreement or the consummation of the transactions contemplated thereby.  In furtherance of the foregoing, to the extent any representation, warranty or covenant of the Company (including in Section 3.4(a) and Section 3.4(b)) or any Contributor in any Transaction Document may apply to or otherwise include, by reference to a schedule or otherwise, any information or obligation regarding Barceloneta, or any of Barceloneta’s businesses, assets or liabilities, such representation, warranty or covenant shall be deemed modified to exclude any application thereof to Barceloneta, or any of Barceloneta’s businesses, assets or liabilities, and such representation, warranty or covenant, as so modified, shall not be deemed breached to the extent such exclusion of Barceloneta, or any of Barceloneta’s businesses, assets or liabilities, would otherwise result in a breach thereof.”

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14.         Amendment to Section 5.12.  The following sentence is added at the end of Section 5.12 of the Contribution Agreement:

“Except as set forth in Section 5.13, notwithstanding anything to the contrary in this Agreement, none of Parent REIT, Parent OP or Parent Sub makes any representations or warranties with respect to Barceloneta, any of its businesses, assets or liabilities, the Barceloneta Contribution Agreement or the transactions contemplated thereby, to the Company or any of the Contributors and Parent REIT, Parent OP or Parent Sub hereby disclaim all liability and responsibility for any such representation or warranty made, communicated, or furnished to the Company or any of the Contributors.”

15.         New Section 5.13.  The following new Section 5.13 is added to the Contribution Agreement:

“Parent REIT, Parent OP and Parent Sub hereby jointly and severally represent and warrant to the Company and the Contributors that the entry into Amendment No. 1 and the Barceloneta Contribution Agreement does not and will not (i) conflict with or result in any breach of any provision of such Person’s Governing Documents, (ii) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation of any material agreement to which such Person is a party, or (iii) violate any Law or Order applicable to such Person, except in the case of clauses (ii) and (iii) above, for violations which would not prevent or materially impair or delay the ability of such Person to perform its respective obligations under this Agreement and provided, that no representation or warranty is being made with respect to any antitrust or competition Laws (or any Orders or Contracts related thereto) that may be applicable to the Contemplated Transactions.”

16.         Amendment to Section 8.2(d).  Clause (d) of Section 8.2 of the Contribution Agreement shall be amended and restated to read as follows:

“ (d)        Intentionally Omitted.”

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17.         Amendment to Section 8.2(e).  Clauses (vi), (vii) and (viii) of Section 8.2(e) of the Contribution Agreement shall be amended and restated, respectively, to read as follows:

“(vi)        the New Company Agreement, duly executed by each Contributor, LRPV and PR Manager;

(vii)         the DL Tax Matters Agreement, duly executed by each of Lightstone Holdings, Lightstone Prime, BRM, David Lichtenstein and the Company; and

(viii)        the LVP Tax Matters Agreement, duly executed by each of LVP REIT, LVP OP, Pro-DFJV, the Company and, solely for purposes of Section 14 thereof, Lightstone Prime, Lightstone Holdings, BRM and David Lichtenstein.”

18.         Amendment to Section 8.3.  Clauses (d) and (e) of Section 8.3 of the Contribution Agreement shall be amended and restated, respectively, to read as follows:

“(d)         Intentionally Omitted.

(e)           Intentionally Omitted.”

19.         Amendment to Article 10.  Article 10 of the Contribution Agreement shall be amended and restated to read as follows:

“ARTICLE 10

SURVIVAL; INDEMNIFICATION

Section 10.1        Survival

Subject to the provisions of this Article 10, (a) the representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall survive until 5:00 p.m. New York City time on the date that is the 18-month anniversary of the Closing Date; provided, that (i) to the extent any claim for indemnification with respect to a breach of any representation or warranty in this Agreement has been made in accordance with Section 10.3 hereof prior to such time, then, solely to the extent of such claim, the representations and warranties relevant thereto shall be deemed to survive until the final resolution thereof and (ii) notwithstanding anything to the contrary contained in this Agreement, the representations and warranties in (x) Section 4.2 (Authority), Section 4.4 (Title) and Section 5.2 (Authority) shall survive indefinitely and (y) Section 3.4(a)(i) and, to the extent related to the 2008 Unaudited Financial Statements, Section 3.4(b) shall not survive the Closing and no claims for indemnification may be made in respect thereof, (b) the representations and warranties in the Barceloneta Contribution Agreement shall survive until 5:00 p.m. New York City time on the date that is the eighteen (18)-month anniversary of the Barceloneta Closing Date; provided, that (i) to the extent any claim for indemnification with respect to a breach of any representation or warranty in the Barceloneta Contribution Agreement has been made in accordance with Section 10.3 hereof prior to such time, then, solely to the extent of such claim, the representations and warranties relevant thereto shall be deemed to survive until the final resolution thereof and (ii) notwithstanding anything to the contrary contained in this Agreement, the representations and warranties in Section 4.2 (Authority) of the Barceloneta Contribution Agreement, Section 4.4 (Title) of the Barceloneta Contribution Agreement and Section 5.2 (Authority) of the Barceloneta Contribution Agreement shall survive indefinitely, (c) the covenants and agreements of the parties in this Agreement to be performed prior to the Closing shall not survive the Closing; provided, that the expiration of such covenants and agreements shall not limit the right to any Indemnified Party to seek or obtain indemnification with respect to any breach thereof pursuant to this Article 10 and (d) all covenants and agreements in this Agreement and the Barceloneta Contribution Agreement to be performed at or after the Closing or the Barceloneta Closing, as the case may be, shall survive the Closing or the Barceloneta Closing, as the case may be, in accordance with their respective terms or, if no term is specified, indefinitely.

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Section 10.2        Indemnification

(a)          Subject to the provisions of this Article 10 and the Escrow Agreement, from and after the Closing, Parent REIT, Parent OP and Parent OP’s Subsidiaries (including the Group Companies after the Closing) (each a “Parent Indemnitee”) shall be entitled, in accordance with the provisions of this Article 10 and the Escrow Agreement, to receive proceeds from the Escrow Account as indemnification in respect of any damages, losses, liabilities, costs, expenses or obligations of any kind (including, without limitation, reasonable attorneys’ fees and costs of investigation) (each a “Loss” and, collectively, “Losses”) suffered or paid, directly or indirectly, as a result of, in connection with, or arising out of or relating to (i) any breach of any representation or warranty in Article 3 (other than Section 3.4(a)(i) and, to the extent related to the 2008 Unaudited Financial Statements, Section 3.4(b)) or in any certificate delivered by or on behalf of the Company pursuant hereto (without regard to any Company Material Adverse Effect or materiality qualifications contained in any Non-Excluded Representation and without regard to any knowledge qualifications), (ii) any breach of any covenant or agreement contained herein to be performed by the Company (including any failure of a Group Company to take or refrain from taking any action contemplated hereby) prior to the Closing (other than Section 6.11 and Section 6.13), (iii) the amount of any Severance, Employment and Shut-Down Costs incurred by Parent REIT, Parent OP, Parent Sub or any of their Affiliates (including any Group Company after the Closing) which are not paid prior to Closing or taken into account in connection with the calculation of the Estimated Aggregate Consideration Value and/or the Final Aggregate Consideration Value, (iv)(A) any claims against a Group Company by any member or other equity holder of any Group Company prior to the Closing arising from and relating to the Contemplated Transactions or the management, operation or conduct of the Group Companies at or prior to the Closing (collectively, “Minority Claims”) or (B) in the event the transactions contemplated by the LP Purchase Agreement shall not have been fully consummated in accordance with their terms at the Closing (other than as a result of a breach of such Agreement by the Parent Parties) (1) any out-of-pocket, costs or expenses (including reasonable attorneys fees) incurred by the Parent Parties to enforce the LP Purchase Agreement or to defend any claims made by the selling parties under the LP Purchase Agreement and (2) any additional amounts paid by the Parent Parties in excess of the purchase price specified in the LP Purchase Agreement (excluding, for the avoidance of doubt, any amendments thereto after the Closing) for the applicable securities not acquired at the Closing (including pursuant to any judgment or settlement); provided, that the additional costs or expenses incurred by the Parent Parties to acquire such securities shall be subject to the consent of the Representative (such consent not to be unreasonably withheld, conditioned or delayed), (v) the amount of any Pre-Signing Allowances and Commissions incurred by Parent REIT, Parent OP, Parent Sub or any of their Affiliates (including any Group Company after the Closing) which are not taken into account in connection with the calculation of the Estimated Aggregate Consideration Value and/or the Final Aggregate Consideration Value, (vi) any breach of any representation or warranty in Article 3 of the Barceloneta Contribution Agreement (without regard to any Barceloneta Material Adverse Effect or materiality qualifications contained in any Barceloneta Non-Excluded Representation and without regard to any knowledge qualifications), (vii) the amount of any Barceloneta Severance, Employment and Shut-Down Costs incurred by Parent REIT, Parent OP, Parent Sub or any of their Affiliates (including Barceloneta after the Barceloneta Closing) which are not paid prior to the Barceloneta Closing or taken into account in connection with the calculation of the Barceloneta Estimated Aggregate Consideration Value and/or the Barceloneta Final Aggregate Consideration Value and (viii) the amount of any Barceloneta Pre-December 8 Allowances and Commissions incurred by Parent REIT, Parent OP, Parent Sub or any of their Affiliates (including Barceloneta after the Barceloneta Closing) which are not taken into account in connection with the calculation of the Barceloneta Estimated Aggregate Consideration Value and/or the Barceloneta Final Aggregate Consideration Value.  For the avoidance of any doubt, no Contributor, Barceloneta Contributor or LVP REIT shall assert any objection to the satisfaction of the indemnification obligations hereunder out of the Escrow Account solely by reason of that Person not having made any representation, warranty, covenant or agreement with respect to the matter giving rise to the Loss, to the extent another such Party, the Company or Barceloneta shall have made a representation, warranty, covenant or agreement with respect thereto in this Agreement or in the Barceloneta Contribution Agreement.

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(b)          Subject to the provisions of this Article 10, from and after Closing, each Contributor and LVP REIT shall severally, and not jointly or jointly and severally, indemnify, defend and hold harmless, the Parent Indemnitees from and against any Losses suffered or paid, directly or indirectly, as a result of, in connection with, or arising out of or related to (i) any breach of any representation or warranty of such Contributor in Article 4 or, in the case of LVP REIT, Section 4.3(b), as of the Closing Date, as though such representation and warranty was made on the Closing Date, (ii) any breach of any covenant or agreement contained herein to be performed by such Contributor or, in the case of LVP REIT, Section 6.13, prior to the Closing and (iii) any breach of any covenant or agreement contained herein to be performed by such Contributor or, in the case of LVP REIT, Section 6.16 or Section 7.2(b), at or after the Closing.

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(c)          Subject to the provisions of this Article 10, from and after Closing, each Barceloneta Contributor shall severally, and not jointly or jointly and severally, indemnify, defend and hold harmless, the Parent Indemnitees from and against any Losses suffered or paid, directly or indirectly, as a result of, in connection with, or arising out of or related to (i) any breach of any representation or warranty of such Contributor in Article 4 of the Barceloneta Contribution Agreement and (ii) any breach of any covenant or agreement contained in the Barceloneta Contribution Agreement to be performed by such Barceloneta Contributor at or after the Barceloneta Closing.

(d)          Subject to the provisions of this Article 10, from and after Closing, each of Parent REIT, Parent OP and Parent Sub shall jointly and severally indemnify, defend and hold harmless, the Contributors and each of their respective Affiliates (other than the Group Companies), predecessors, successors and assigns, and each of their respective officers, directors, employees, members, partners, shareholders, managers, agents and representatives (each a “Member Indemnitee”) from and against any Losses suffered or paid, directly or indirectly, as a result of, in connection with, or arising out of or related to (i) any breach of any representation or warranty of Parent REIT, Parent OP or Parent Sub in Article 5 (without regard to any Parent Material Adverse Effect or materiality qualifications contained in any Non-Excluded Representation) or in any certificate delivered by or on behalf of Parent REIT, Parent OP or Parent Sub pursuant hereto, (ii) any breach of any covenant or agreement contained herein to be performed by Parent REIT, Parent OP or Parent Sub prior to the Closing and (iii) any breach of any covenant or agreement contained herein to be performed by Parent REIT, Parent OP or Parent Sub at or after the Closing.

(e)          Subject to the provisions of this Article 10, from and after Closing, each of Parent REIT, Parent OP and Parent Sub shall jointly and severally indemnify, defend and hold harmless, the Barceloneta Contributors and each of their respective Affiliates (other than Barceloneta), predecessors, successors and assigns, and each of their respective officers, directors, employees, members, partners, shareholders, managers, agents and representatives (each a “Barceloneta Member Indemnitee”) from and against any Losses suffered or paid, directly or indirectly, as a result of, in connection with, or arising out of or related to (i) any breach of any representation or warranty of Parent REIT, Parent OP or Parent Sub in Article 5 of the Barceloneta Contribution Agreement (without regard to any Parent Material Adverse Effect or materiality qualifications contained in any Barceloneta Non-Excluded Representation) or in any certificate delivered by or on behalf of Parent REIT, Parent OP or Parent Sub pursuant thereto and (ii) any breach of any covenant or agreement contained in the Barceloneta Contribution Agreement to be performed by Parent REIT, Parent OP or Parent Sub at or after the Barceloneta Closing.

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(f)           Subject to the provisions of this Article 10, the ability of any Parent Indemnitee to receive proceeds from the Escrow Account pursuant to Section 10.2(a)(i), Section 10.2(a)(ii), Section 10.2(a)(iii), Section 10.2(a)(iv) or Section 10.2(a)(v) or indemnification pursuant to Section 10.2(b)(i) or Section 10.2(b)(ii) and the ability of any Member Indemnitee to receive indemnification pursuant to Section 10.2(d)(i) or Section 10.2(d)(ii) shall survive the Closing and shall terminate on the date that is the eighteen (18) month anniversary of the Closing Date (the “Survival Period Termination Date”), in each case except to the extent such Parent Indemnitee or Member Indemnitee, as applicable, shall have made, prior to the Survival Period Termination Date, a claim in accordance with the terms of this Article 10, in which case such claim, if then unresolved, shall not be extinguished at the Survival Period Termination Date and shall survive the Survival Period Termination Date until finally resolved in accordance with the provisions of this Article 10 and, if applicable, the Escrow Agreement; provided, that the right of a Parent Indemnitee to receive indemnification pursuant to Section 10.2(b)(i) or Section 10.2(b)(ii) with respect to a breach of the representations and warranties in Section 4.2 (Authority) and Section 4.4 (Title) shall survive indefinitely and the right of a Member Indemnitee to receive indemnification pursuant to Section 10.2(d)(i) with respect to a breach of the representations and warranties in Section 5.2 (Authority) shall survive indefinitely.  Subject to the provisions of this Article 10, the ability of any Parent Indemnitee to receive proceeds from the Escrow Account pursuant to Section 10.2(a)(vi), Section 10.2(a)(vii) or Section 10.2(a)(viii) or indemnification pursuant to Section 10.2(c)(i) and the ability of any Barceloneta Member Indemnitee to receive indemnification pursuant to Section 10.2(e)(i) shall survive the Closing and shall terminate on the date that is the eighteen (18)-month anniversary of the Barceloneta Closing Date (the “Barceloneta Survival Period Termination Date”), in each case except to the extent such Parent Indemnitee or Barceloneta Member Indemnitee, as applicable, shall have made, prior to the Barceloneta Survival Period Termination Date, a claim in accordance with the terms of this Article 10, in which case such claim, if then unresolved, shall not be extinguished at the Barceloneta Survival Period Termination Date and shall survive the Barceloneta Survival Period Termination Date until finally resolved in accordance with the provisions of this Article 10 and, if applicable, the Escrow Agreement; provided, that the right of a Parent Indemnitee to receive indemnification pursuant to Section 10.2(c)(i) with respect to a breach of the representations and warranties in Section 4.2 (Authority) of the Barceloneta Contribution Agreement and Section 4.4 (Title) of the Barceloneta Contribution Agreement shall survive indefinitely and the right of a Barceloneta Member Indemnitee to receive indemnification pursuant to Section 10.2(e)(i) with respect to a breach of the representations and warranties in Section 5.2 (Authority) of the Barceloneta Contribution Agreement shall survive indefinitely.  The right of a Parent Indemnitee to receive indemnification pursuant to Section 10.2(b)(iii) or Section 10.2(c)(ii), a Member Indemnitee to receive indemnification pursuant to Section 10.2(d)(iii) or a Barceloneta Member Indemnitee to receive indemnification pursuant to Section 10.2(e)(ii) shall survive indefinitely.

Section 10.3        Indemnification Procedures

(a)           If a claim, action, suit or proceeding by a Person who is not a party hereto or an Affiliate thereof (a “Third Party Claim”) is made against any Person entitled to indemnification pursuant to Section 10.2 hereof (an “Indemnified Party”), and if such Indemnified Party intends to seek indemnity with respect thereto under this Article 10, or if any Indemnified Party otherwise determines that it wishes to seek indemnification pursuant to Section 10.2 hereof, such Indemnified Party shall, in the case of a Member Indemnitee or Barceloneta Member Indemnitee, promptly notify Parent REIT and Parent OP and, in the case of a Parent Indemnitee, promptly notify the Representative (such notified party, the “Responsible Party”) of such claims; provided, that the failure to so notify shall not relieve the Responsible Party of its obligations hereunder, except to the extent that the Responsible Party is actually prejudiced thereby.  Such notice shall, to the extent reasonably practicable, identify the basis under which indemnification is sought pursuant to Section 10.2 and, if applicable, enclose true and correct copies of any written document furnished to the Indemnified Party by the Person that instituted the Third Party Claim.

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(b)           Parent REIT or Parent OP shall have thirty (30) days after receiving notice from any Indemnified Party of any Third Party Claim which seeks solely cash damages (and does not include any request for specific performance, or injunctive or other equitable relief) (a “Parent Assumable Claim”) to assume the conduct and control, through counsel reasonably acceptable to the Representative at the expense of Parent REIT or Parent OP, of the settlement or defense of such Third Party Claim, and the Indemnified Party shall cooperate with the Responsible Party in connection therewith.  Parent REIT or Parent OP shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party (the fees and expenses of such counsel shall be borne by such Indemnified Party and shall not be indemnified hereunder as a Loss).  So long as Parent REIT or Parent OP is reasonably contesting (or causing any of its Subsidiaries to reasonably contest) any such Third Party Claim in good faith, the Indemnified Party shall not pay or settle any such Third Party Claim without the consent of Parent REIT or Parent OP (which consent shall not be unreasonably withheld or delayed).  Notwithstanding the foregoing, Parent REIT and Parent OP shall not, except with the consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) enter into any settlement that does not include as an unconditional term thereof the giving by the Person(s) asserting such Third Party Claim to all Indemnified Parties an unconditional release from all liability with respect to such claim or consent to entry of any judgment.  If Parent REIT does not elect to undertake the defense of such Third Party Claim, the Indemnified Party shall have the right to contest the Third Party Claim without waiving its right to indemnity therefor pursuant to this Agreement; provided, that the Indemnified Party shall not settle any such Third Party Claim or consent to any judgment without the prior written consent of Parent REIT or Parent OP (which consent shall not be unreasonably withheld or delayed).

(c)           In the event that Parent REIT or Parent OP receives notice from any Indemnified Party of a Third Party Claim that is not a Parent Assumable Claim, Parent REIT or Parent OP shall have the right to participate in the settlement or defense thereof through counsel chosen by Parent REIT or Parent OP (the fees and expenses of such counsel shall be borne by Parent REIT or Parent OP and shall not be indemnified hereunder as a Loss) and the Indemnified Party shall not settle any such Third Party Claim or consent to any judgment without the consent of Parent REIT or Parent OP (not to be unreasonably withheld or delayed).

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(d)           The Representative shall have thirty (30) days after receiving notice from any Indemnified Party of any Third Party Claim which seeks solely cash damages (and does not include any request for specific performance, or injunctive or other equitable relief) and the maximum liability in respect of such Third Party Claim and all other pending unresolved indemnity claims pursuant to Section 10.2(a) does not exceed the value of the Escrow Cash and Escrow Units then held in the Escrow Account (valued at the Parent Closing Price (a “Representative Assumable Claim”) to assume the conduct and control, through counsel reasonably acceptable to Parent REIT and Parent OP at the expense of the Representative (not to be paid out of or reimbursed from the Escrow Account) of the settlement or defense of such Third Party Claim, and the Indemnified Party shall cooperate with the Representative in connection therewith.  The Representative shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party (the fees and expenses of such counsel shall be borne by such Indemnified Party and shall not be indemnified hereunder as a Loss).  So long as the Representative is reasonably contesting (or causing any of its Subsidiaries to reasonably contest) any such Third Party Claim in good faith, the Indemnified Party shall not pay or settle any such Third Party Claim without the consent of the Representative (not to be unreasonably withheld or delayed).  Notwithstanding the foregoing, the Representative shall not, except with the consent of Parent REIT and Parent OP enter into any settlement that does not include as an unconditional term thereof the giving by the Person(s) asserting such Third Party Claim to all Indemnified Parties an unconditional release from all liability with respect to such claim or consent to entry of any judgment.  If the Representative does not elect to undertake the defense of such Third Party Claim, the Parent Indemnitees shall have the right to contest the Third Party Claim without waiving their right to indemnity therefor pursuant to this Agreement.

(e)           In the event the Representative receives notice from any Indemnified Party of a Third Party Claim that is not a Representative Assumable Claim, the Representative shall have the right to participate in the settlement or defense thereof through counsel chosen by the Representative (the fees and expenses of such counsel shall be borne by the Representative and shall not be payable out of the Escrow Account) and Parent Indemnitee shall not settle any such Third Party Claim or consent to any judgment without the consent of the Representative (not to be unreasonably withheld or delayed).

(f)            Notwithstanding anything in this Agreement or the Escrow Agreement to the contrary, no Parent Indemnitee shall directly or indirectly settle, compromise or consent to any judgment of any Third Party Claim for which such Parent Indemnitee may be entitled to seek indemnification hereunder, regardless of whether it is a Representative Assumable Claim or whether the Representative has received notice thereof or elected to exercise or waive its rights to assume the conduct and control of the settlement or defense thereof, without the prior written consent of the Representative (not to be unreasonably withheld or delayed), and in the event of any such settlement, compromise or consent to judgment without the prior written consent of the Representative, the Parent Indemnitees and their respective Affiliates shall have no further rights (and shall be deemed to have irrevocably waived any such rights) to indemnification hereunder, whether from the Escrow Account or otherwise.

(g)           Notwithstanding anything in this Agreement or the Escrow Agreement to the contrary, the Representative shall not directly or indirectly settle, compromise or consent to any judgment of any Third Party Claim for which the Member Indemnitee or the Barceloneta Member Indemnitee, as applicable, may be entitled to seek indemnification hereunder, regardless of whether the Parent Indemnitees have received notice thereof or elected to exercise or waive their rights to assume the conduct and control of the settlement or defense thereof, without the prior written consent of the Parent REIT or Parent OP (not to be unreasonably withheld or delayed), and in the event of any such settlement, compromise or consent to judgment without the prior written consent of Parent REIT or Parent OP, the Member Indemnitees and the Barceloneta Member Indemnitees, as applicable, and their respective Affiliates shall have no further rights (and shall be deemed to have irrevocably waived any such rights) to indemnification hereunder.

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(h)           The parties hereto shall reasonably cooperate in the defense or prosecution of any Third Party Claim in respect of which indemnity may be sought hereunder and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

Section 10.4        Limitations on Indemnification Obligations

The rights to indemnification pursuant to the provisions of Section 10.2 are subject to the following limitations:

(a)           the amount of any and all Losses recoverable pursuant to Section 10.2(a), Section 10.2(b), Section 10.2(c), Section 10.2(d) and Section 10.2(e) shall be determined net of any amounts recovered by the Parent Indemnitees or their Affiliates, the Member Indemnitees or their Affiliates, or the Barceloneta Member Indemnitees or their Affiliates, as applicable, under insurance policies or other collateral sources (such as contractual indemnities of any Person which are contained outside of this Agreement), including the Tax Matters Agreements and the Barceloneta Tax Matters Agreement (in each case, to the extent includable in indemnifiable Losses), with respect to such Losses;

(b)           the Parent Indemnitees shall not be entitled to recover in respect of any individual claim pursuant to Section 10.2(a)(i), Section 10.2(a)(ii), Section 10.2(a)(iv)(A), Section 10.2(a)(vi), Section 10.2(b)(i), Section 10.2(b)(ii) or Section 10.2(c)(i) unless the aggregate Losses relating to or arising out of such claim (together with any related claims or other claims which arise from a substantially similar course of conduct or facts) equal or exceed $50,000; provided, that this Section 10.4(b) shall not apply to any claim for indemnification pursuant to (w) Section 10.2(a)(i) to the extent such claim is based upon a breach of the representations and warranties set forth in Section 3.2 (Capitalization of the Group Companies), Section 3.3 (Authority) or Section 3.15 (Brokers), (x) Section 10.2(b)(i) to the extent such claim is based upon a breach of a representation and warranty set forth in Section 4.2 (Authority), Section 4.4 (Title) or Section 4.6 (Brokers), (y) Section 10.2(a)(vi) to the extent such claim is based upon a breach of the representations and warranties set forth in Section 3.2 (Capitalization of the Company) of the Barceloneta Contribution Agreement, Section 3.3 (Authority) of the Barceloneta Contribution Agreement or Section 3.15 (Brokers) of the Barceloneta Contribution Agreement or (z) Section 10.2(c)(i) to the extent such claim is based upon a breach of a representation and warranty set forth in Section 4.2 (Authority) of the Barceloneta Contribution Agreement, Section 4.4 (Title) of the Barceloneta Contribution Agreement or Section 4.6 (Brokers) of the Barceloneta Contribution Agreement.

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(c)           the Member Indemnitees shall not be entitled to recover in respect of any individual claim pursuant to Section 10.2(d)(i) or Section 10.2(d)(ii) unless the aggregate Losses relating to or arising out of such claim (together with any related claims or other claims which arise from a substantially similar course of conduct or facts) equal or exceed an amount equal to $50,000; provided, that this Section 10.4(c) shall not apply to any claim for indemnification pursuant to Section 10.2(d)(i) to the extent such claim is based upon a breach of the representations and warranties set forth in Section 5.2 (Authority), Section 5.6 (Brokers) or Section 5.10 (New Company);

(d)           the Barceloneta Member Indemnitees shall not be entitled to recover in respect of any individual claim pursuant to Section 10.2(e)(i) unless the aggregate Losses relating to or arising out of such claim (together with any related claims or other claims which arise from a substantially similar course of conduct or facts) equal or exceed an amount equal to $50,000; provided, that this Section 10.4(d) shall not apply to any claim for indemnification pursuant to Section 10.2(e)(i) to the extent such claim is based upon a breach of the representations and warranties set forth in Section 5.2 (Authority) of the Barceloneta Contribution Agreement, Section 5.6 (Brokers) of the Barceloneta Contribution Agreement or Section 5.10 (New Company) of the Barceloneta Contribution Agreement;

(e)           the Parent Indemnitees shall not be entitled to recover Losses pursuant to Section 10.2(a)(i), Section 10.2(a)(ii), Section 10.2(a)(iv)(A), or Section 10.2(a)(vi) until the aggregate amount which the Parent Indemnitees would recover under such sections (as limited by the provisions of Section 10.4(a), Section 10.4(b) and Section 12.15 of this Agreement and Section 12.15 of the Barceloneta Contribution Agreement) exceeds $5,000,000 (the “Threshold”), in which case, the Parent Indemnitees shall only be entitled to recover Losses in excess of the Threshold; provided, that the Threshold shall not apply to any claim for indemnification pursuant to (x) Section 10.2(a)(i) to the extent such claim is based upon a breach of the representations and warranties set forth in Section 3.2 (Capitalization of the Group Companies) or Section 3.3 (Authority) or (y) Section 10.2(a)(vi) to the extent such claim is based upon a breach of the representations and warranties set forth in Section 3.2 (Capitalization of the Company) of the Barceloneta Contribution Agreement or Section 3.3 (Authority) of the Barceloneta Contribution Agreement;

(f)            the Member Indemnitees and the Barceloneta Member Indemnitees shall not be entitled to recover Losses pursuant to Section 10.2(d)(i), Section 10.2(d)(ii) or Section 10.2(e)(i) until the aggregate amount which the Member Indemnitees and Barceloneta Member Indemnitees would recover under Section 10.2(d)(i), Section 10.2(d)(ii) and Section 10.2(e)(i) (as limited by the provisions of Section 10.4(a), Section 10.4(d) and Section 12.15 of this Agreement and Section 12.15 of the Barceloneta Contribution Agreement) exceeds the Threshold, in which case, the Member Indemnitees and Barceloneta Member Indemnitees shall only be entitled to recover Losses in excess of the Threshold; provided, that the Threshold shall not apply to any claim (x) for indemnification pursuant to Section 10.2(d)(i) to the extent such claim is based upon a breach of the representations and warranties set forth in Section 5.2 (Authority), Section 5.6 (Brokers) or Section 5.10 (New Company) or (y) for indemnification pursuant to Section 10.2(e)(i) to the extent such claim is based upon a breach of the representations and warranties set forth in Section 5.2 (Authority) of the Barceloneta Contribution Agreement, Section 5.6 (Brokers) of the Barceloneta Contribution Agreement or Section 5.10 (New Company) of the Barceloneta Contribution Agreement;

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(g)           except with respect to any claims resulting from the failure to complete the Financing pursuant to the terms of this Agreement (including as a result of any waiver by the Contributors of Section 8.3(c), the aggregate liability of Parent REIT, Parent OP and Parent Sub pursuant to Section 10.2(d)(i) and Section 10.2(d)(ii) shall not exceed the Aggregate Unit Value and the Member Indemnitees, collectively, shall not be entitled to recover Losses pursuant to Section 10.2(d)(i) and Section 10.2(d)(ii) in excess of the Aggregate Unit Value;

(h)           the aggregate liability of Parent REIT, Parent OP and Parent Sub pursuant to Section 10.2(e)(i) shall not exceed the Barceloneta Aggregate Unit Value and the Barceloneta Member Indemnitees, collectively, shall not be entitled to recover Losses pursuant to Section 10.2(e)(i)) in excess of the Barceloneta Aggregate Unit Value;

(i)            the aggregate liability of any Contributor or LVP REIT pursuant to Section 10.2(b)(i) and Section 10.2(b)(ii) shall not exceed the aggregate consideration actually received by such Person pursuant to Article 2 (valued, in the case of Parent OP Common Units, at the Parent Closing Price) less the amount of Escrow Cash and Escrow Units allocated to such Person and not distributed thereto and the Parent Indemnitees, collectively, shall not be entitled to recover Losses pursuant to Section 10.2(a), Section 10.2(b)(i) and Section 10.2(b)(ii) in excess of the Aggregate Consideration Value less the amount of Escrow Cash and Escrow Units allocated to such Person;

(j)            the aggregate liability of any Barceloneta Contributor pursuant to Section 10.2(c)(i) shall not exceed the aggregate consideration actually received by such Person pursuant to Article 2 of the Barceloneta Contribution Agreement (valued, in the case of Parent OP Common Units, at the Barceloneta Parent Closing Price) and the Parent Indemnitees, collectively, shall not be entitled to recover Losses pursuant to Section 10.2(a) and Section 10.2(c)(i) in excess of the Barceloneta Aggregate Consideration Value;

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(k)            (x) the Escrow Units and Escrow Cash in the Escrow Account at any given time shall be the sole source of recovery with respect to Losses indemnifiable pursuant to Section 10.2(a), and in no event shall the Parent Indemnitees be entitled to recover more than the amount of Escrow Cash and Escrow Units available in the Escrow Account pursuant to Section 10.2(a); (y) in the event any facts, conditions, conduct or claims, or series of related or substantially similar facts, conditions, conduct or claims, result in Losses pursuant to which the Parent Indemnitees are entitled to indemnification pursuant to Section 10.2(a) and Section 10.2(b) or Section 10.2(c), the Parent Indemnitees shall only be entitled to recover for such Losses pursuant to Section 10.2(a) and shall have no rights to indemnification pursuant to Section 10.2(b) or Section 10.2(c) other than (A) in the case of a breach of Section 3.2 (Capitalization of the Group Companies) and Section 4.4 (Title), in which case the Parent Indemnitees shall only be entitled to recover directly from the applicable Contributor with respect to the dual claim (it being understood that this shall not create a limit on claims relating to breaches of provisions in Section 3.2 that are not also contained in Section 4.4) and (B) in the case of a breach of Section 3.2 (Capitalization of the Company) of the Barceloneta Contribution Agreement and Section 4.4 (Title) of the Barceloneta Contribution Agreement, in which case the Parent Indemnitees shall only be entitled to recover directly from the applicable Barceloneta Contributor with respect to the dual claim (it being understood that this shall not create a limit on claims relating to breaches of provisions in Section 3.2 of the Barceloneta Contribution Agreement that are not also contained in Section 4.4 of the Barceloneta Contribution Agreement); and (z) in the event any facts, conditions, conduct or claims, or series of related or substantially similar facts, conditions, conduct or claims, result in Losses pursuant to which the Parent Indemnitees are entitled to indemnification pursuant to Section 10.2(a)(i) and Section 10.2(a)(vi), the Parent Indemnitees shall only be entitled to recover for such Losses pursuant to Section 10.2(a)(vi) and shall have no rights to indemnification pursuant to Section 10.2(a)(i);

(l)            Notwithstanding anything contained herein to the contrary, after the Closing, on the date that the Escrow Cash and the Escrow Units are reduced to zero, the Parent Indemnitees shall have no further rights to indemnification under Section 10.2(a).  In any case where a Parent Indemnitee recovers, under insurance policies or from other collateral sources, any amount in respect of a matter for which such Parent Indemnitee was indemnified pursuant to Section 10.2(a), Section 10.2(b) or Section 10.2(c), such Parent Indemnitee shall promptly pay over to the Representative (for further distribution to the Contributors or Barceloneta Contributors, as applicable) the amount so recovered (after deducting therefrom the full amount of the expenses incurred by such Parent Indemnitee in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid to or on behalf of such Parent Indemnitee in respect of such matter and (ii) any amount expended by the Representative in pursuing or defending any claim arising out of such matter;

(m)          Following the Closing, the Parent Indemnitees, the Member Indemnitees and the Barceloneta Member Indemnitees shall take commercially reasonable steps to mitigate any Losses with respect to which indemnification may be requested under this Article 10 and the costs associated with such mitigation shall be included in the Losses with respect to which indemnification may be requested under this Article 10; and

(n)           In no event shall (x) a Parent Indemnitee be entitled to recover Losses pursuant to Section 10.2(b)(i) in respect of a breach of the representations and warranties in Article 3 hereof or (y) a Parent Indemnitee be entitled to recover Losses pursuant to Section 10.2(c)(i) in respect of a breach of the representations and warranties in Article 3 of the Barceloneta Contribution Agreement.

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Section 10.5        The Representative

The parties hereto acknowledge and agree that the Representative may perform certain administrative functions in connection with the consummation of the Contemplated Transactions.  Accordingly, the parties hereto acknowledge and agree that the Representative (in its capacity as Representative) shall have no liability to, and shall not be liable for any Losses of, any Member Indemnitee, Barceloneta Member Indemnitee or Parent Indemnitee in connection with any obligations of the Representative under this Agreement or the Escrow Agreement or otherwise in respect of this Agreement or the Contemplated Transactions.

Section 10.6        Exclusive Remedy

Notwithstanding anything contained in this Agreement to the contrary, except for any claim by the Parent Parties against a Contributor for the Fraud of such Contributor or any claim by the Parent Parties against a Barceloneta Contributor for the Fraud of such Barceloneta Contributor, from and after Closing, indemnification pursuant to the provisions of this Article 10 shall be the sole and exclusive remedy of any party hereto and each of its respective Affiliates (including, in the case of the Parent Parties after the Closing, the Group Companies and Barceloneta) for any misrepresentation or any breach of any representation, warranty, covenant or other provision or agreement contained in this Agreement, the Barceloneta Contribution Agreement, in any certificate delivered pursuant hereto, thereto or otherwise (including, without limitation, with respect to any matters arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any other environmental matters) and for any and all other claims arising under, out of or related to this Agreement, the negotiation or execution hereof, or the Contemplated Transactions, and no party hereto or any of its respective Affiliates (including, in the case of the Parent Parties after the Closing, the Group Companies and Barceloneta) shall have any other entitlement, remedy or recourse, at law or in equity, whether in contract, tort or otherwise, it being agreed that all of such other remedies, entitlements and recourse (other than with respect to any claim by the Parent Parties against a Contributor for the Fraud of such Contributor or any claim by the Parent Parties against a Barceloneta Contributor for the Fraud of such Barceloneta Contributor) are expressly waived and released by the parties hereto, on behalf of themselves and their respective Affiliates (including, in the case of the Parent Parties after the Closing, the Group Companies and Barceloneta), to the fullest extent permitted by Law; provided, in each case, that (x) disputes as to financial matters referred to in Section 2.3(d) shall be resolved solely in accordance with Section 2.3(d) and (y) disputes as to financial matters referred to in Section 2.3(b) of the Barceloneta Contribution Agreement shall be resolved solely in accordance with Section 2.3(b) of the Barceloneta Contribution Agreement.

Section 10.7        Manner of Payment; Escrow

(a)           The Escrow Agent shall accept the deposit of the Escrow Units and Escrow Cash and shall administer the Escrow Units and Escrow Cash and release Escrow Units and Escrow Cash in accordance with the terms and subject to the conditions set forth herein and in the Escrow Agreement.

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(b)           Subject to the terms and conditions of this Agreement and, if applicable, the Escrow Agreement, (i) any indemnification of the Parent Indemnitees pursuant to Section 10.2(a) shall, except as otherwise provided herein, be effected by the Escrow Agent’s delivery to such Parent Indemnitees (subject to Section 10.7(e)) of an amount of Escrow Cash and/or Escrow Units (rounded to the nearest whole Escrow Unit and valued at the Parent Closing Price (with no issuance of fractional Escrow Units)) that are, together, equal in value to the amount of such Parent Indemnitees’ indemnification pursuant to Section 10.2(a) with the composition of Escrow Cash and Escrow Units being determined by the Representative, within five (5) Business Days after the final determination thereof, (ii) any indemnification of the Parent Indemnitees pursuant to Section 10.2(b) or Section 10.2(c) shall be effected by wire transfer of immediately available funds from the applicable Persons to an account designated in writing by the applicable Parent Indemnitees, as the case may be, within five (5) Business Days after the final determination thereof and (iii) any indemnification of the Member Indemnitees pursuant to Section 10.2(d) or the Barceloneta Member Indemnities pursuant to Section 10.2(e) shall be effected by wire transfer of immediately available funds from the applicable Persons to an account designated in writing by the applicable Member Indemnitees or Barceloneta Member Indemnities, as the case may be, within five (5) Business Days after the final determination thereof.

(c)           Any Escrow Units and Escrow Cash remaining in the Escrow Account as of the Survival Period Termination Date (minus the maximum aggregate amount (valuing any Escrow Units at their Parent Closing Price) which shall be retained in Escrow Units and/or Escrow Cash in the proportion requested by the Representative, if any, of claims asserted in accordance with this Article 10 by the Parent Indemnitees against the Escrow Account pursuant to Section 10.2(a) that are not fully resolved as of the Survival Period Termination Date) shall be released to the Representative on the Survival Period Termination Date and the Representative and Parent OP shall deliver joint written instructions instructing the Escrow Agent to deliver such Escrow Units from the Escrow Account to the Representative for further distribution to the Contributors.  To the extent that, as a result of resolution of pending claims, the value of the Escrow Units and Escrow Cash held in the Escrow Account (valued at the Parent Closing Price) exceeds, at any time following the Survival Period Termination Date, the aggregate amount of claims then outstanding by the Parent Indemnitees against the Escrow Account pursuant to Section 10.2(a), such excess Escrow Units and/or Escrow Cash (at the Representative’s election) shall be promptly released to the Representative for further distribution to the Contributors.

(d)           During the period in which the Escrow Units and Escrow Cash are retained in the Escrow Account, the Escrow Units and Escrow Cash will be held for the benefit of the applicable Contributors (and the applicable Contributors shall be entitled to vote and to receive, and the Escrow Agent shall promptly deliver to the Representative for further distribution to the Contributors, all cash dividends and cash distributions on such Escrow Units and all interest on such Escrow Cash, which dividends and interest shall be income of the applicable Contributors for Tax purposes), except to the extent it has been finally determined that any Parent Indemnitee is entitled to recover such Escrow Units in respect of indemnification claims pursuant to this Article 10.  Any distributions on such Escrow Units made in the form of Parent OP Common Units will be deemed to have been contributed by the Escrow Agent, on behalf of each applicable Contributor, to New Company in exchange for an equal number of New Company Common Units to be issued in the name of such Contributor.

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(e)           The Representative and Parent OP shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to make all deliveries of Escrow Units and Escrow Cash from the Escrow Account expressly provided for herein and the Escrow Agreement.  In the event the Escrow Agent is required to deliver any Escrow Units or Escrow Cash to a Parent Indemnitee pursuant to this Agreement or the Escrow Agreement,  such Escrow Cash shall be allocated by the Escrow Agent among the Escrow Cash of the Contributors in proportion to their respective Applicable Percentage Interest as set forth on Annex D and such Escrow Units shall be allocated by the Escrow Agent among the Escrow Units of the Contributors in proportion to their respective Escrow Unit Payment Percentage Interest as set forth on Annex G.

(f)            The parties hereto agree that for Tax purposes: (i) the Contributors shall be treated as the owners of the Escrow Units and Escrow Cash, (ii) the initial amount distributed to the Contributors in consideration of the Contributions shall include the Escrow Units and Escrow Cash and (iii) the return to Parent Indemnitees of Escrow Units and/or Escrow Cash upon settlement of claims in accordance with Article 10 shall be treated as a reduction to the amount distributed to the Contributors in consideration of the Contributions.”

20.          Amendments to Company Schedules.  The Company Schedules are hereby amended as set forth in Exhibit A hereto.

21.          Amendments to Exhibits and Annexes.

(a)          Exhibit E (Form of Limited Liability Company Operating Agreement) of the Contribution Agreement is hereby amended and restated in its entirety as set forth in Exhibit B hereto.

(b)          Annex A (Other Group Companies Contributed Interests) of the Contribution Agreement is hereby amended and restated in its entirety as set forth in Exhibit C hereto.

(c)          Annex D (Applicable Percentage Interest) of the Contribution Agreement is hereby amended and restated in its entirety as set forth in Exhibit D hereto.

(f)           Annex G (Escrow Unit Payment Percentage Interest) is hereby attached to the Contribution Agreement, which Annex G is set forth in Exhibit E hereto.

22.          No Other Amendments.  Except as otherwise expressly amended or modified hereby, all of the terms and conditions of the Contribution Agreement shall continue in full force and effect.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each similar reference in the Contribution Agreement shall refer to the Contribution Agreement as amended hereby.

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23.          Entire Agreement; Assignment.

(a)           This Amendment, the Contribution Agreement, the Barceloneta Contribution Agreement and the other Transaction Documents contain the entire agreement of the parties hereto respecting the subject matter hereof and supersede all prior agreements among the parties hereto respecting the same.  The parties hereto have voluntarily agreed to define their rights, liabilities and obligations respecting the subject matter hereof exclusively in contract pursuant to the express terms and provisions of this Amendment, the Contribution Agreement, the Barceloneta Contribution Agreement and the other Transaction Documents and the parties hereto expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Amendment, the Contribution Agreement, the Barceloneta Contribution Agreement or the other Transaction Documents.  Furthermore, the parties hereto each hereby acknowledges that this Amendment embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations; all parties to this Amendment specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of ordinary parties in an arm’s-length transaction.  The sole and exclusive remedies for any breach of the terms and provisions of this Amendment, the Contribution Agreement, the Barceloneta Contribution Agreement or the other Transaction Documents (including any representations and warranties set forth herein, the Contribution Agreement, the Barceloneta Contribution Agreement or the other Transaction Documents, made in connection herewith, the Contribution Agreement, the Barceloneta Contribution Agreement or the other Transaction Documents or as an inducement to enter into this Amendment, the Contribution Agreement, the Barceloneta Contribution Agreement or the other Transaction Documents) or any claim or cause of action otherwise arising out of or related to the Contemplated Transactions shall be those remedies available at law or in equity for breach of contract only (as such contractual remedies have been further limited or excluded pursuant to the express terms of the Contribution Agreement, the Barceloneta Contribution Agreement or the other Transaction Documents); and each party hereto hereby agrees that no party hereto shall have any remedies or cause of action (whether in contract or in tort) for any statements, communications, disclosures, failures to disclose, representations or warranties not set forth in this Amendment, the Contribution Agreement, the Barceloneta Contribution Agreement or the other Transaction Documents.  Notwithstanding the foregoing, claims by any Parent Party against any Contributor, to the extent arising from the Fraud of such Contributor, shall not be prohibited by this Section 23.

(b)          This Amendment may not be assigned by any party (whether by operation of law or otherwise) without the prior written consent of Parent REIT, Parent OP, the Company and the Representative.  Any attempted assignment of this Amendment not in accordance with the terms of this Section 23 shall be void; provided, however, that so long as such assignment would not prevent or materially impair or delay the Closing of the Contemplated Transactions, Parent REIT, Parent OP or Parent Sub may assign this Amendment and any of their rights under this Amendment to one or more Affiliates of Parent REIT, Parent OP or Parent Sub; provided, that any such assignment shall not relieve Parent REIT, Parent OP or Parent Sub of any of their obligations hereunder.

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24.          Governing Law.  This Amendment, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Amendment, or the negotiation, execution or performance of this Amendment (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Amendment or as an inducement to enter into this Amendment), shall be governed by the internal laws of the State of Delaware as applicable to agreements made and to be performed entirely within the State of Delaware, without regard to conflict of law principles or rules.

25.          Fees and Expenses.  Except as otherwise expressly set forth in this Amendment, the Contribution Agreement or Annex E thereof, whether or not the Closing is consummated, all fees and expenses incurred in connection with this Amendment, the Contribution Agreement and the Contemplated Transactions, including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such fees or expenses.

26.          Construction; Interpretation.  The term “this Amendment” means this Amendment together with all schedules, exhibits and annexes hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof.  The headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.  No party, nor its respective counsel, shall be deemed the drafter of this Amendment for purposes of construing the provisions hereof, and all provisions of this Amendment shall be construed according to their fair meaning and not strictly for or against any party hereto.  Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein”, “hereto”, “hereof” and words of similar import refer to this Amendment as a whole, including, without limitation, the Schedules, exhibits and annexes, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Amendment; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa.

27.          Exhibits, Annexes and Schedules.  All exhibits, annexes and Schedules, or documents expressly incorporated into this Amendment, are hereby incorporated into this Amendment and are hereby made a part hereof as if set out in full in this Amendment.  The specification of any dollar amount in this Amendment or the inclusion of any specific item in any Schedule is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, items or matter not described herein or included in a Schedule is or is not material for purposes of this Amendment.

28.          Severability.  If any term or other provision of this Amendment is invalid, illegal or unenforceable, all other provisions of this Amendment shall remain in full force and effect so long as the economic or legal substance of the Contemplated Transactions (as amended hereby) is not affected in any manner materially adverse to any party.

29.          Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment.

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30.          Waiver of Jury Trial.  Each party hereto hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Amendment or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Amendment or any of the transactions related hereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise.  Each party hereto hereby further agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties hereto may file a copy of this Amendment with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

31.          Jurisdiction and Venue.  Each of the parties hereto (i) submits to the exclusive jurisdiction of any state or federal court sitting in Delaware, in any action or proceeding (whether in contract or tort) arising out of or relating to this Amendment, or the negotiation, execution or performance of this Amendment (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Amendment or as an inducement to enter into this Amendment), (ii) agrees that all such claims in respect of such action or proceeding shall be heard and determined in any such court and (iii) agrees not to bring any such action or proceeding in any other court.  Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other parties hereto with respect thereto.  Each of the parties hereto agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 12.2 of the Contribution Agreement.  Nothing in this Section 31, however, shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.  Each party hereto agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first written above.

SIMON PROPERTY GROUP, INC.

By:	/s/ Andrew Juster
Name: Andrew Juster Title: Executive Vice President – Treasurer

SIMON PROPERTY GROUP, L.P.
By:	Simon Property Group, Inc. a Delaware corporation
its General Partner

By:	/s/ Andrew Juster
Name: Andrew Juster Title: Executive Vice President - Treasurer

MARCO CAPITAL ACQUISITION, LLC

By:	/s/ Andrew Juster
Name: Andrew Juster Title: Executive Vice President - Treasurer

PRIME OUTLETS ACQUISITION COMPANY LLC

By:	/s/ David Lichtenstein
Name: David Lichtenstein Title: Authorized Signatory

LIGHTSTONE PRIME, LLC Solely in its capacity as the Representative

By:	/s/ David Lichtenstein
Name: David Lichtenstein Title: Authorized Signatory

Signature Page to Amendment No.1 to the Contribution Agreement

Exhibit A

Amendments to Company Schedules

The Company Schedules are hereby amended as follows:

1.           Deletion of Schedule 2.3(a).  Schedule 2.3(a) shall be deleted in its entirety

2.           Amendment to Schedule 3.2(d)(i).

The first row of the table on Schedule 3.2(d)(i), which refers to “PR Barceloneta, LLC” under the column heading “Name of Organization”, shall be deleted in its entirety.

3.           Amendment to Schedule 3.2(d)(ii).

Item 1 of Schedule 3.2(d)(ii) shall be amended and restated in its entirety to read as follows:

“The equity securities of the Other Group Companies are subject to restrictions on transfer and other Liens pursuant to the loans listed under (i) “Ewell Station Mortgage Loan”, “Ewell Station Mezzanine Loan” and “Orlando Outlet and Design Center”, as set forth on Schedule 3.4(g) and (ii) “St. Augustine”, as set forth on Schedule 3.4(f).”.

Item 6 and Item 7 of Schedule 3.2(d)(ii) shall be amended and restated in their entirety to read as follows: “[Intentionally omitted.]”.

4.           Amendment to Schedule 3.2(d)(iii).

The first row of the table on Schedule 3.2(d)(iii), which refers to “PR Barceloneta, LLC” under the column heading “Name of Organization”, shall be deleted in its entirety.

The paragraph below the table on Schedule 3.2(d)(iii) shall be amended and restated in its entirety to read as follows:

“The equity securities of the Other Group Companies are subject to restrictions on transfer and other Liens pursuant to the loans listed under (i) “Ewell Station Mortgage Loan”, “Ewell Station Mezzanine Loan” and “Orlando Outlet and Design Center”, as set forth on Schedule 3.4(g) and (ii) “St. Augustine”, as set forth on Schedule 3.4(f).”.

5.           Amendment to Schedule 3.2(e).

Item 1 on Schedule 3.2(e) under the heading “Ownership of and Rights Related to Equity Securities of the Subsidiaries of the Other Group Companies” shall be amended and restated in its entirety as follows:

“The equity securities of the Other Group Companies are subject to restrictions on transfer and other Liens pursuant to the loans listed under (i) “Ewell Station Mortgage Loan”, “Ewell Station Mezzanine Loan” and “Orlando Outlet and Design Center”, as set forth on Schedule 3.4(g) and (ii) “St. Augustine”, as set forth on Schedule 3.4(f).”.

6.           Amendment to Schedule 3.4(g).

The row of the table on Schedule 3.4(g) under the title “Floating Rate Debt”, which refers to “PR Barceloneta LLC” under the column heading “Partnership”, shall be deleted in its entirety.

The subsection on Schedule 3.4(g) with the heading “Barceloneta”, including items 1 through 20 therein, shall be deleted in its entirety.

7.           Amendment to Schedule 3.6(a).

The paragraph on Schedule 3.6(a)(i) below the heading “List of Floating Rate Debt” shall be amended and restated in its entirety to read as follows:

“The items set forth under “Ewell Station Mortgage Loan”, “Ewell Station Mezzanine Loan”, “Orlando Outlet and Design Center”, “Grand Prairie” and “Grand Prairie Junior Loan” on Schedule 3.4(g) are incorporated by reference herein.”.

On Schedule 3.6(a)(iv), the subsection with the heading “Barceloneta”, including item 1, shall be deleted in its entirety.

On Schedule 3.6(a)(vi), the subsection with the heading “Barceloneta”, including items 1 through 14, shall be deleted in its entirety.

Items 5 and 6 on Schedule 3.6(a)(vi) under the heading “Development and Leasing Services Agreements” shall be amended and restated in their entirety to read as follows: “[Intentionally omitted.]”.

8.           Amendment to Schedule 3.7.

Items 2 through 22 on Schedule 3.7 shall be amended and restated in their entirety to read as follows: “[Intentionally omitted.]”.

9.           Amendment to Schedule 3.8.

Items 2, 7, 18, 19, 24 and 25 on Schedule 3.8 under the heading “Civil Litigation – Personal Injury” shall be amended and restated in their entirety to read as follows: “[Intentionally omitted.]”.

On Schedule 3.8, in the table that immediately follows the sentence “The following personal injury matters are currently in litigation, all of which are being handled through insurance carriers:”, all rows that refer to “Puerto Rico” under the column heading “Center” shall be deleted in their entirety.

On Schedule 3.8, the subsection with the heading “Tenant Claim” shall be deleted in its entirety.

10.           Amendment to Schedule 3.14(q).

The row in the table on Schedule 3.14(q) under the heading “Tax Basis” that refers to “Prime Outlets – Puerto Rico” under the column heading “Property” shall be deleted in its entirety.

11.           Amendment to Schedule 3.16(b).

The row in the table on Schedule 3.16(b) under the heading “Owned Real Properties Owned in Fee Simple” that refers to “PR Barceloneta” under the column heading “Name of Group Company” shall be deleted in its entirety.

12.           Amendment to Schedule 3.16(c).

On Schedule 3.16(c), under the heading “Billboard Agreements”, the table with the title “Puerto Rico” shall be deleted in its entirety.

13.           Amendment to Schedule 3.16(f).

On Schedule 3.16(f), in the paragraph under the heading “Claims and Counterclaims”, the sentence “See also Schedule 3.8 for Ta’Buren discussion of tenant counterclaim in a collections action in Puerto Rico.” shall be deleted in its entirety:

On Schedule 3.16(f), the row in the table under the heading “Tenant Bankruptcies” that refers to “Puerto Rico” under the column heading “Center” shall be deleted in its entirety.

On Schedule 3.16(f), under the heading “Outstanding Tenant Allowances”, in the table with the title “2009 Tenant Allowances and Landlord Work”, all rows that refer to “Puerto Rico” under the column heading “Properties” shall be deleted in their entirety.

On Schedule 3.16(f), all rows in the table under the heading “Company Leases with Most Favored Nation Clauses” that refer to “Puerto Rico” under the column heading “Center” shall be deleted in their entirety.

14.           Amendment to Schedule 3.16(g).

On Schedule 3.16(g), under the title “Tenant Defaults”, in the table immediately below the sentence “Tenants that have been sent default notices that have not cured and for which the matter has not been sent to litigation:”, all rows that refer to “PR Barcelonetta” under the column heading “Building Name” shall be deleted in their entirety.

On Schedule 3.16(g), under the title “Tenant Defaults”, in the table immediately below the sentence “Tenants that have been sent default notices that have not been cured and that have been sent to litigation:”, all rows that refer to “PR Barceloneta” under the column heading “Building” shall be deleted in their entirety.

On Schedule 3.16(g), in the paragraph under the heading “Tenant Claims”, the sentence “See also Schedule 3.8 for Ta’Buren discussion of tenant counterclaim in a collections action in Puerto Rico.” shall be removed.

On Schedule 3.16(g), the row in the table under the heading “Current Tenant Audits” that refers to “Puerto Rico” under the column heading “Center” shall be deleted in its entirety.

15.           Amendment to Schedule 3.16(h).

All rows in the table on Schedule 3.16(h) under the heading “Additional Leasing Activity since the October 31, 2009 Rent Roll” that refer to “PUERTO RICO” under the column heading “CENTER” shall be deleted in their entirety.

16.           Amendment to Schedule 3.16(j).

On Schedule 3.16(j), the subsection under the heading “Barceloneta”, including items 1 through 4 therein, shall be deleted in its entirety.

17.           Amendment to Schedule 3.16(k)

On Schedule 3.16(k), in the table under the heading “As of December 6, 2009”, all rows that refer to “PR Barceloneta” under the column heading “Property” shall be deleted in their entirety.

18.           Amendment to Schedule 3.16(p).

Item 22 on Schedule 3.16(p) shall be amended and restated in its entirety to read as follows: “[Intentionally omitted.]”.

19.           Amendment to Exhibits.

In Exhibit C to the Company Schedules, the table with the heading “Existing Company Lease Documents of Puerto Rico”, found on pages 242 – 255, shall be deleted in its entirety.

In Exhibit D to the Company Schedules, the table with the heading “PR Barceloneta”, found on pages 73 – 79, shall be deleted in its entirety.

In Exhibit E to the Company Schedules, the table with the heading that corresponds to “PR Barceloneta”, found on pages 28 – 29, shall be deleted in its entirety.

In Exhibit F to the Company Schedules, the row in the table on page 3 that refers to “Named Wind – Puerto Rico” under the column heading “Earthquake” shall be deleted in its entirety.

In Exhibit F to the Company Schedules, the row in the table on page 11 that refers to “P.R. Lightstone, LLC and/or PR Barceloneta LLC” under the column heading “LOCATION NAME” shall be deleted in its entirety.

Exhibit B

Form of Limited Liability Company Operating Agreement

FORM OF LIMITED LIABILITY COMPANY OPERATING AGREEMENT

THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT of Marco LP Units, LLC, a Delaware limited liability company (the “Company”), is made, entered into and effective as of [●] [●], 2009 (this “Agreement”), by and among LP Units Manager, LLC, a Delaware limited liability company (the “Manager”) and wholly owned subsidiary of Simon Property Group, L.P. (“Parent OP”) and the Persons whose names appear on the signature pages of this Agreement as members of the Company (each, a “Member”, and, collectively, the “Members”).

WHEREAS, the Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended (the “Act”) by the filing of the Certificate of Formation of the Company (the “Certificate”) with the Secretary of State of the State of Delaware on December 4, 2009; and

WHEREAS, the Company was formed under the laws of the State of Delaware in connection with the closing of the transactions contemplated by the Contribution Agreement for the sole purpose of holding, owning, managing and disposing of the Parent OP Units issued pursuant to the terms of the Contribution Agreement which are being contributed to the Company, subject to the terms and conditions of this Agreement;

WHEREAS, the parties hereto desire to provide for the respective rights, obligations and interests of the Members and the Manager to each other and to the Company and the terms and conditions on which the Company will conduct business in this Agreement; and

WHEREAS, this Agreement shall apply to and govern the management and operation of the Company from the date hereof and shall bind each and every present and future Manager and Member of the Company.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND RULES OF CONSTRUCTION

1.1.         Certain Definitions.  Unless otherwise indicated, capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A hereto, which is hereby incorporated into this Agreement as if set forth in full herein, notwithstanding any contrary or inconsistent definition contained in the Act.

1.2.         Other Terms.  Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

1.3.          Construction; Interpretation.  The term “this Agreement” means this Limited Liability Company Operating Agreement together with all Schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof.  The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.  Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including, without limitation, the Schedules and exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement, (b) masculine gender shall also include the feminine and neutral genders, and vice versa, (c) words importing the singular shall also include the plural, and vice versa and (d) the word “contributed” includes anything that is contributed directly by a Person or anything that is contributed on behalf of, or for the benefit of, such person or is otherwise deemed to have been contributed by such Person pursuant to the Contribution Agreement or any other agreement.

ARTICLE 2
ORGANIZATION OF THE COMPANY

2.1.          Formation.  The Members hereby acknowledge the formation of the Company as a limited liability company pursuant to the Act by virtue of the filing of the Certificate with the Secretary of State of the State of Delaware.

2.2.          Term.  The Company commenced on the date of the filing of the Certificate with the Secretary of State of the State of Delaware.  The Company shall continue until dissolved pursuant to the provisions hereof.

2.3.          Name.  The business of the Company shall be conducted under the name “Marco LP Units, LLC”; provided, that such name shall be subject to change, from time to time, by the Members holding a majority of the outstanding Company Units and with the written consent of the Manager, which consent shall not be unreasonably withheld or delayed.

2.4.          Principal Place of Business.  The principal place of business of the Company shall be at 225 West Washington Street, Indianapolis, Indiana 46204 or such other place as the Manager shall determine.  The Company may maintain such other office or offices for the transaction of business at such other locations as the Manager may deem advisable.

2.5.          Registered Office and Registered Agent.  The street address of the initial registered office of the Company shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and the Company’s registered agent at such address shall be The Corporation Trust Company.  The Manager may hereafter change the registered agent and registered office and, if necessary, the Company shall amend the Certificate in accordance with the applicable requirements of the Act to reflect such change.

2.6.          Purpose.  The sole purpose of the Company is to hold the Parent OP Units in accordance with the terms and conditions of this Agreement and to otherwise comply with its obligations under this Agreement; provided, that the Company shall not, and the Manager shall cause the Company not to, without the consent of the Members holding a majority of the outstanding Company Units, sell, transfer, dispose of, hypothecate, convey, exchange or encumber, directly or indirectly, the Parent OP Units other than pursuant to Article 6 or Article 10 hereof.

2.7.          Single Purpose Limitations.  Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Company to the contrary, except to the extent expressly permitted hereunder, the Company shall not, and the Manager shall not cause or permit the Company to, in each case without the consent of the Members holding a majority of the outstanding Company Units:

(a)           incur or assume any Liability;

(b)           pledge any of its assets for the benefit of any other Person;

(c)           consolidate or merge with or into any other Person, convert into any other type of Person or convey or transfer any of its properties or assets;

(d)           to the fullest extent permitted by Law, be dissolved, liquidated or terminated; or

(e)           agree or otherwise commit to take any of the foregoing actions.

2.8.          Limitations on the Company’s Activities.  This Section 2.8 is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity.

(a)           The Manager shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises, and the Manager also shall cause the Company to:

(i)           at all times hold itself out to the public as a legal entity separate from the Manager, the Members and any other Person;

(ii)          file its own tax returns, if any, as may be required under applicable Law, and pay any taxes so required to be paid under applicable Law;

(iii)         not commingle its assets with assets of any other Person;

(iv)         conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(v)          maintain an arm’s length relationship with any Affiliate upon terms that are commercially reasonable and that are no less favorable to the Company than could be obtained in a comparable arm’s length transaction with an unrelated Person;

(vi)         not hold out its credit or assets as being available to satisfy the obligations of others, or Guarantee or otherwise obligate itself with respect to the Debts of any other Person;

(vii)        except as contemplated hereby, not make any loans or advances to any other Person; provided that it may invest its funds in interest bearing accounts held by any bank that is not its Affiliate;

(viii)       observe all limited liability company formalities;

(ix)          correct any known misunderstanding regarding its separate identity; and

(x)           maintain adequate capital in light of its contemplated business purpose, transactions and liabilities, if any.

(b)           The failure of the Company, or the Manager on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Members.

(c)           Unless approved in writing by the Members holding a majority of the Company Units, the Manager also shall not cause or permit the Company to:

(i)           Guarantee any obligation of any Person, including, without limitation, any Affiliate of the Company;

(ii)          except to the extent expressly permitted hereunder, enter into any transaction with any Affiliate of the Company;

(iii)         engage in any business unrelated to the purpose stated in Section 2.6;

(iv)         have any assets other than the Parent OP Units and those related to the purpose stated in Section 2.6;

(v)         except to the extent expressly permitted hereunder, incur, create or assume any Debt;

(vi)         make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person other than the Parent OP Units and Securities, if any, issuable in respect thereof;

(vii)        except to the extent expressly permitted hereunder, execute or enter into any contract or agreement, whether oral or written (other this Agreement);

(viii)       hire any employee or adopt, enter into or agree to comply with any other agreement regarding the employment of any Person;

(ix)          commence, settle or compromise any Action;

(x)           issue any units or other securities of the Company other than pursuant to Section 5.1(d);

(xi)          enter into any joint venture or partnership or other similar agreement or arrangement;

(xii)         form, acquire or hold any Subsidiary; or

(xiii)        except to the extent expressly permitted hereunder, agree or otherwise commit to take any of the foregoing actions.

ARTICLE 3
MEMBERS

3.1.         Names.  The name and business or residence address of each Member of the Company are as set forth on Schedule I hereto, which shall be amended or otherwise modified by the Manager to the extent required.

3.2.         Action.  Any action permitted or required by applicable Law or this Agreement to be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by the Members necessary to approve any action at a meeting if one were called.  Such consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Members.

3.3.         Limited Power and Duties of the Members.  The Members shall have no power to participate in the management of the Company except as expressly authorized by this Agreement or as expressly required by the Act.  Unless expressly and duly authorized in writing to do so by the Manager, no Member, in its capacity as such, shall have any power or authority to bind or act on behalf of the Company in any way, to pledge the Company’s credit or to render the Company liable for any purpose.

ARTICLE 4
MANAGEMENT AND OPERATIONS OF THE COMPANY.

4.1.         Management of the Company’s Affairs.

(a)           The management of the Company shall be vested exclusively in LP Units Manager, LLC, which is hereby appointed as the Manager effective as of the date hereof.  Subject to the terms and conditions of this Agreement, the Manager shall have full and exclusive power and discretion to, and shall, manage the business and affairs of the Company only in accordance with this Agreement.  The Manager shall not resign, may not assign or delegate its responsibilities to any other Person, and shall serve as such until such time, if any, as the Manager is otherwise removed and replaced or the Company is dissolved in accordance with the terms of this Agreement.  The Manager shall devote such time to the affairs of the Company as is reasonably necessary to manage the Company as set forth in this Agreement.  Nothing in this Section 4.1 eliminates, limits or otherwise modifies any of the express terms of this Agreement or any liability, obligation or covenant of any Person hereunder.

(b)           The Manager shall have no authority to take or authorize the taking of any action in contravention of any express term of this Agreement.

(c)           No Member or Members shall have any power or authority to remove the Manager for any reason.

(d)           No Person dealing with the Company or the Manager shall be required to determine, and any such Person may conclusively assume and rely upon, the authority of the Manager to execute any instrument or make any undertaking on behalf of the Company.  No Person dealing with the Company or the Manager shall be required to determine any facts or circumstances bearing upon the existence of such authority.  Without limitation of the foregoing, any Person dealing with the Company or the Manager is entitled to rely upon a certificate signed by the Manager as to:

(i)           the identity of the Members;

(ii)          the existence or non-existence of any fact or facts that constitute a condition precedent to acts by the Manager or are in any other manner germane to the affairs of the Company;

(iii)         the identity of Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company; or

(iv)         any act or failure to act by the Company or any other matter whatsoever involving the Company or the Members.

4.2.         Payment of Expenses.  The Manager shall, on behalf of the Company, pay for any and all costs, fees and expenses incurred or payable by the Company, including, without limitation, (i) any administrative expenses, including, without limitation, fees of accountants, auditors and attorneys, incurred by the Company and (ii) any franchise or similar taxes payable to the Secretary of State of the State of Delaware in order to maintain the good standing of the Company in the State of Delaware.

4.3.         Entry into Tax Matters Agreements.  Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to enter into the DL Tax Matters Agreement and the LVP Tax Matters Agreement and to perform all of the Company’s obligations, and to exercise all of the Company’s rights, pursuant to the DL Tax Matters Agreement and the LVP Tax Matters Agreement.

ARTICLE 5
COMPANY UNITS; CAPITAL CONTRIBUTIONS

5.1.         Capital Structure.

(a)           The Company is authorized to issue equity interests in the Company designated as “Company Units,” which shall constitute limited liability company interests under the Act (the “Company Units”).  As of the date hereof, the Company has no outstanding Company Units.  Pursuant to the terms of the Contribution Agreement, at the Closing the Company shall issue Company Units and Schedule I hereto shall be revised to reflect such issuance.  The Company Units will have the powers, preferences, rights, qualifications, limitations and restrictions as set forth herein.  Each Company Unit is intended to represent the same rights, powers, and obligations of the Parent OP Unit that will be deemed to be contributed by a Member to the Company (which will be set forth on Schedule I hereto), with the intention that the capital structure will represent, to the maximum extent possible, the same right to receive allocations of income, gain, loss, deduction and credit (for purposes of determining both Capital Accounts and for U.S. federal income tax purposes) and distributions that a Member would possess if the Member directly owned the Parent OP Units to be contributed to the Company.

(b)           The name of each Member and the number of Company Units held by each such Member as well as the Parent OP Units to be held by the Company for the benefit of such Member will be set forth on Schedule I hereto, as such schedule may be amended from time to time to reflect, among other things the admission of new Members, additional issuances of Company Units to the Members and transfers of Company Units.

(c)           The Company Units will not be certificated and will be represented solely by book-entry.  The Manager shall maintain a list of the holders of Company Units and the Parent OP Units to be contributed by such Member in the same manner as the Parent OP maintains a list of the holders of Parent OP Units.  The Manager shall maintain this list in a manner that shall separately track and identify the Company Units of a Member as corresponding to the Parent OP Units to be contributed by such Member.

(d)           In the event of any change in the outstanding number of Parent OP Units by reason of any share dividend, split, reverse split, recapitalization, merger, consolidation or combination by the Parent OP, the number of Company Units to be held by each Member shall be proportionately adjusted such that, to the extent possible, one Company Unit remains the equivalent of one Parent OP Unit without dilution or accretion.

5.2.         Capital Contributions.

(a)           Except as otherwise expressly provided in this Agreement or the Act, no Manager or Member shall be obligated to make any contribution of capital to the Company or have any liability for the debts and obligations of the Company.  This Section 5.2 is in furtherance of, and not in limitation of, Section 18-303(a) of the Act.

5.3.         Capital Accounts.

(a)           A separate account (each a “Capital Account”) shall be established and maintained for each Member, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv), which shall be increased by (i) the amount of any cash contributed to the Company by such Member (ii) the fair market value of any property contributed to the Company by such Member (as determined by in good faith by the Manager) and (iii) the amount of any income, gain or credit allocated to such Member pursuant to Article 7, and decreased by (i) the amount of any loss or deduction allocated to such Member pursuant to Article 7, (ii) the amount of any cash distributed to such Member and (iii) the fair market value of any asset distributed in kind to such Member (as determined by in good faith by the Manager) including any Parent REIT Shares.  The Manager’s determination of such Capital Accounts shall be binding upon all parties.  The Manager shall have authority to choose from all available tax accounting methodologies.

(b)           The Capital Accounts of the Members as of the date of this Agreement are set forth in Schedule I hereto which will be amended upon the Closing to reflect the contribution of the Parent OP Units pursuant to the Contribution Agreement.

(c)           Withdrawal of Contributions.  No Member shall be entitled to withdraw any cash or property or other sums from its Capital Account or to receive any distributions from the Company except as expressly provided in this Agreement.  Except as set forth in Article 6, no Member shall have the right to demand to receive any cash or assets for its Company Units or the Parent OP Units contributed by such Member.

(d)           No Interest.  No member shall be entitled to interest on any cash or property or other sums from its Capital Account and no such interest shall be accrued.

5.4.         Voting Rights.

(a)           Except as otherwise expressly provided in this Agreement or the Act, the Company Units shall not have any voting rights.

(b)           With respect to any matter put to a vote of holders of Parent OP Units or as to which the consent of the holders of Parent OP Units is sought, the Manager shall vote or provide its consent with respect to all of the Parent OP Units held by the Company in accordance with the vote or consent of a majority of the Parent OP Units not held by the Parent OP General Partner or by the Company voting or providing consent with respect to such matter; provided; however, that any amendments to the Parent OP Agreement requiring the consent of each holder of Parent OP Units shall not be consented to by the Manager unless the Member holding the Company Units consents with respect to the Parent OP Units it would have the right to receive from the Company upon the exercise of the Conversion Right, as defined in Section 6.1(a) below.

ARTICLE 6
CONVERSION OF COMPANY UNITS

6.1.         Conversion at the Option of the Members.

(a)           Each of the Members is hereby granted the right (the “Conversion Right”) to exchange all or any portion of such Member’s Company Units for the Parent OP Units that such Member contributed to the Company at any time or from time to time, on the terms and subject to the conditions and restrictions contained in this Section 6.1.  The Conversion Right may be exercised by a Member (a “Converting Member”) by delivery to the Manager of both (i) a notice in the form of Annex B hereto (a “Company Unit Exercise Notice”), which notice shall specify the whole number of such Member’s Company Units that are to be exchanged by such Converting Member (the “Converted Units” and (ii) a signed Notice of Conversion in the form attached to the Parent OP Agreement (a copy of which is attached to Annex B for the convenience of the Converting Member) pursuant to which the Converting Member elects to convert the Parent OP Units received in respect of the Converted Units into cash or Parent REIT Shares, as selected by Parent REIT pursuant to Article XI of the Parent OP Agreement.  Once delivered, the Company Unit Exercise Notice and such Notice of Conversion shall be irrevocable.

(b)           Promptly after receipt of a Company Unit Exercise Notice, the Manager shall effect, on behalf of the Converting Member, the conversion of each Parent OP Unit that such Member contributed to the Company and has elected to convert pursuant to Section 6.1(a) such that each Converting Member shall receive all or a portion of the Parent OP Units (and any securities issued by Parent OP in respect of such Parent OP Units) such Member contributed to the Company.  Upon receipt of the Parent OP Units pursuant to the preceding sentence of this Section 6.1(b), each Converting Member shall be obligated pursuant to the Notice of Conversion described in Section 6.1(a)(ii) to immediately exercise its rights pursuant to Article XI of the Parent OP Agreement to convert all of its Parent OP Units into Parent REIT Shares or cash (as selected by Parent REIT pursuant to Article XI of the Parent OP Agreement).

(c)           The closing of the exchange of the Converted Units and the conversion of the underlying Parent OP Units, which such Member contributed to the Company, shall be held at a location and on a date agreed to by the Manager and the Converting Members, which date shall be no later than the date specified for closing by such Converting Member in the Company Unit Exercise Notice.

(d)           At the closing of the exchange of the Converted Units and the conversion of the underlying Parent OP Units, the transfer of Parent OP Units, which such Member contributed to the Company, to the Converting Member shall be accompanied by proper instruments of transfer and assignment and by the delivery of representations and warranties of (A) the Converting Member with respect to its due authority to sell all of the right, title and interest in and to such Converted Units to the Company and with respect to the ownership by such Converting Member of such Converted Units, free and clear of all Liens, and (B) the Company with respect to its due authority to acquire such Converted Units.

6.2.         Redemption at the Option of the Company.

(a)           At any time, or from time to time, following the date hereof, the Company shall have the right (the “Redemption Right”) to redeem all, but not less than all, of the outstanding Company Units held by the Members in exchange for the Parent OP Units held by the Company which were contributed by such Members (and any securities issued by Parent OP with respect to such Parent OP Units) on the terms and subject to the conditions and restrictions contained in this Section 6.2.  The Redemption Right may be exercised by the Company upon delivery by the Manager to the Members of a notice in the form of Annex C hereto (a “Redemption Notice”), which notice shall state that all of such Member’s Company Units are to be redeemed by the Company in exchange for such Parent OP Units (the “Redeemed Units”).

(b)           Promptly after mailing a Redemption Notice, the Manager shall effect the exchange of the Redeemed Units held by the applicable Member for the Parent OP Units held by the Company which were contributed by such Member (and any securities issued by Parent OP with respect to such Parent OP Units) (the “Redemption Consideration”).

(c)           The closing of the redemption of the Redeemed Units shall be held at a location and on a date selected by the Manager, which date (the “Redemption Settlement Date”) shall between ten (10) and thirty (30) days after the date of the Redemption Notice.

(d)           At the closing of the redemption of the Redeemed Units, payment of the Redemption Consideration shall be accompanied by proper instruments of transfer and assignment and by the delivery of representations and warranties of (A) each of the Members with respect to its due authority to sell all of the right, title and interest in and to such Member’s Redeemed Units to the Company and with respect to the ownership by such Member of such Redeemed Units, free and clear of all Liens, and (B) the Company with respect to its due authority to acquire such Redeemed Units for the Redemption Consideration.

ARTICLE 7
DISTRIBUTIONS AND ALLOCATIONS

7.1.         Allocations of Profits and Losses.  Each Member shall be allocated each item of income, gain, loss, deduction or credit allocated by Parent OP with respect to the Parent OP Units that such Member contributed to the Company, as if such Member continued to directly own such Parent OP Units.  The Manager shall allocate any item of income, gain, loss, deduction or credit of the Company not attributable to the Parent OP Units pro rata in accordance with the number of Parent OP Units contributed by each Member.

7.2.         Distributions Generally.  Except as set forth in Article 6 and Section 7.3, distributions from the Company to the Members shall be made at such times as the Manager shall determine.

7.3.         Required Distributions.  Subject to Section 7.4, except as set forth in Article 6, (i) all cash dividends and other cash distributions received by the Company with respect to the Parent OP Units contributed by a Member; (ii) all dividends and distributions of securities issued by any Person other than Parent OP received by the Company with respect to the Parent OP Units contributed by a Member; and (iii) all dividends and distributions of securities issued by the Parent OP that are not Parent OP Units (as such term is defined in the Contribution Agreement), in each case, shall be promptly, and in any event within two Business Days of receipt of such dividend or distribution, distributed to the Member that contributed such Parent OP Units as if such Member continued to directly own such Parent OP Units.  For the avoidance of doubt, any Parent OP Units shall be received by the Company in compliance with Section 5.1(d).

7.4.         Withholding.  Each Member hereby authorizes the Company to withhold or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Manager determines the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Code Sections 1441, 1442, 1445, or 1446.  Any amount paid by the Company on behalf of or with respect to a Member will be deemed to have been actually distributed to such Member and paid by such Member to the applicable taxing authority. Nothing in this Section 7.4 shall create any obligation on the Manager to advance funds to the Company or to borrow funds from third parties in order to make payments on account of any liability of the Company under a withholding tax act; provided, however, the Manager may borrow funds for such purpose notwithstanding the limitations imposed on the Manger by Section 3.8.  If the Manager borrows funds from third parties in order to make payments to a taxing authority under this Section 7.4, the Member on whose behalf such taxes are paid will be required to reimburse the Manager for any and all interest payments made on such amount, which shall be repaid through withholding of subsequent distributions to such Member.

7.5.         Tax Matters Member.  The Company hereby designates the Manager as the tax matters partner of the Company as provided in the Treasury Regulations pursuant to Section 6231 of the Code (the “Tax Matters Member”).  The Manager shall pay all expenses incurred by it in connection with service as Tax Matters Member.  The Manager shall have all rights permitted to be granted to a tax matters partner.  Each Member shall, if necessary, execute any power of attorney to the Manager in its capacity as Tax Matters Member to fulfill its obligations with respect to tax matters on behalf of the Company.  The Manager shall at all times keep the Members reasonably informed of the commencement and progress of any audit or other proceeding with respect to Taxes and shall permit any Member, at its own expense, to participate in such proceeding.

ARTICLE 8
ACCOUNTING AND TAXATION

8.1.         Fiscal Year.  The Company shall keep appropriate books and records and the fiscal year of the Company shall commence on January 1 and end on December 31.

8.2.         Maintenance of Books and Records.  At all times during the continuance of the Company, the Manager shall keep or cause to be kept, at the principal place of business of the Company referred to in Section 2.4, full and complete books of account.  The books of account shall be maintained in a manner that provides sufficient assurance that:

(a)           transactions of the Company are executed in accordance with the general or specific authorization of the Manager consistent with the provisions of this Agreement; and

(b)           transactions of the Company are recorded in such form and manner as will permit preparation of federal, state and local income and franchise tax returns and information returns in accordance with this Agreement and as required by Law, permit preparation of the Company’s financial statements in accordance with GAAP and as otherwise set forth herein and the provisions of the reports required to be provided hereunder, and maintain accountability for the Company’s assets.

8.3.         Form W-9.  Each Member shall deliver to the Company at or prior to the Closing, a completed and executed Form W-8 or IRS Form W-9, as applicable, with respect to such Member. Notwithstanding anything to the contrary herein, in the event a Member has not executed and delivered to the Company the required IRS Form W-8 or IRS Form W-9, as applicable, Parent OP, pursuant to the Contribution Agreement, and the Company shall withhold taxes in any amount necessary to comply with applicable Law.

8.4.         Partnership Status.  The Members intend that the Company shall be treated as a partnership for U.S. federal income, state and local income tax purposes to the extent such treatment is available, and agree to take such actions as may be necessary to receive and maintain such treatment and refrain from taking any actions inconsistent thereof.

8.5.         Records Retention.  The Manager shall, upon reasonable advance notice and during normal business hours, make available to the Members for review and copying, at the Manager’s expense, all books and records of the Company and shall retain such books and records of a period of 3 years following the dissolution of the Company pursuant to Article 10 of this Agreement.

ARTICLE 9
TRANSFER OF COMPANY UNITS/ADMISSION OF NEW MEMBERS

9.1.         Transfers.  No Member may directly or indirectly, Transfer all or any portion of its Company Units or any of its rights or interests under this Agreement to any Person without the consent of the Manager, which consent may be withheld or granted subject to such conditions as may be determined by the Manager in its sole discretion.

(a)           Notwithstanding the foregoing, but subject to the provisions of Section 9.2 hereof, any Member may at any time, without the consent of the Manager, (i) Transfer all or a portion of its Company Units to an Affiliate of such Member, or (ii) other than LVP OP and Pro-DFJV, Pledge some or all of its Company Units to any Institutional Lender.  Any Transfer to an Affiliate pursuant to clause (i) and any Transfer to a pledgee of Company Units pursuant to clause (ii) may be made without the consent of the Manager but, except as provided in subsequent provisions of this Section 9.1, such transferee or such pledgee shall hold the Company Units so transferred to it (and shall be admitted to the Company as a Member) subject to all the restrictions set forth in this Section 9.1.  It is a condition to any Transfer otherwise permitted under any provision of this Section 9.1 that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Member under this Agreement with respect to such transferred Company Units, as the case may be, arising after the effective date of the Transfer and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Member are assumed by a successor corporation by operation of law) shall relieve the transferor Member of its obligations under this Agreement prior to the effective date of such Transfer.  Upon any such Transfer or Pledge permitted under this Section 9.1, the transferee or, upon foreclosure on the Company Units, as the case may be, each Institutional Lender which is the pledgee shall be admitted as a Member and shall succeed to all of the rights of the transferor Member under this Agreement in the place and stead of such transferor Member.  Any transferee, whether or not admitted as a Member, shall take subject to the obligations of the transferor hereunder.  No transferee pursuant to a Transfer which is not expressly permitted under this Section 9.1 or is not consented to by the Manager, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the right to receive such portion of the distributions and allocations of profits and losses made by the Company as are allocable to the Company Units, as the case may be, so transferred.

9.2.         Restrictions on Transfer.  In addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of a Company Unit by any Member be made (i) to any Person which lacks the legal right, power or capacity to own a Company Unit; (ii) in violation of applicable Law; (iii) if such Transfer would immediately or with the passage of time cause the Parent OP General Partner to fail to comply with the REIT Requirements (as defined in the Parent OP Agreement), such determination to be made assuming that the Parent OP General Partner does comply with the REIT Requirements immediately prior to the proposed Transfer; (iv) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e) of the Code); (v) if such Transfer would, in the opinion of counsel to the Company, cause any portion of the underlying assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (vi) if such Transfer would result in a deemed distribution to any Member attributable to a failure to meet the requirements of Regulations Section l.752-2(d)(l), unless such Member consents thereto, (vii) if such Transfer would cause any lender to the Company to hold in excess of ten (10) percent of the Company Units that would, pursuant to the regulations under Section 752 of the Code or any successor provision, cause a loan by such a lender to constitute “Partner Nonrecourse Debt”, (viii) if such Transfer, other than to an Affiliate, is of Company Units the value of which would have been less than $20,000 when issued, (ix) if such Transfer would, in the opinion of counsel to the Company, cause the Company to cease to be classified as a partnership for U.S. federal income tax purposes or (x) if such Transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704(b) of the Code.  Notwithstanding anything to the contrary in this Agreement, the issuance, sale, transfer or other disposition (whether by merger, consolidation or otherwise) of equity securities of LVP REIT or LVP OP shall not be a “Transfer” for purposes of this Agreement and shall not be subject to any restrictions hereunder.

9.3.         Effect of Transfer Not in Accordance with Agreement.  Any Transfer of any direct or indirect interest in the Company in violation of this Article 9 shall be null and void ab initio, and of no force and effect.

ARTICLE 10
DISSOLUTION AND WINDING-UP OF THE COMPANY

10.1.       Dissolution.  A dissolution of the Company shall take place upon the first to occur of the following:

(a)           the determination of the Manager to dissolve the Company at any time after there are no outstanding Company Units;

(b)           the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act; or

(c)           without limitation of clause (a) above, a Dissolution Event or an Insolvency Event occurs with respect to the Manager or a Person that Controls Manager.

10.2.       Winding-Up Procedures.  If a dissolution of the Company pursuant to Section 10.1 occurs, subject to the Company’s compliance with its obligation under the other terms and conditions of this Agreement, the Manager shall proceed as promptly as practicable to wind up the affairs of the Company in an orderly and businesslike manner.  A final accounting shall be made by the Manager.  As part of the winding up of the affairs of the Company, the following steps will be taken:

(a)           The assets of the Company, other than the Parent OP Units and any Required Distributions, shall be sold except to the extent that some or all of the assets of the Company are retained by the Company for distribution to the Members as hereinafter provided.

(b)           The Company shall comply with Section 18-804(b) of the Act.

(c)           Distributions of the assets of the Company after a dissolution of the Company shall be conducted as follows:

(i)           first, to creditors and Members who are creditors, to the extent otherwise permitted by Law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to the Members under Section 18-601 of the Act;

(ii)          next, to the Members in satisfaction of liabilities (if any) for distributions under Section 18-601 of the Act; and

(iii)         finally, to the Members in proportion to their respective Percentage Interests, provided that, to the maximum extent possible, the Company shall distribute to each Member the Parent OP Units contributed to the Company by such Member.

ARTICLE 11
WITHDRAWAL

11.1.       Withdrawal.  No Member shall have the right to withdraw from the Company except with the consent of the Manager and upon such terms and conditions as may be specifically agreed upon between the Manager and the withdrawing Member.

ARTICLE 12
LIABILITY; EXCULPATION

12.1.       Liability of Manager.

(a)           The Manager may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)           The Manager may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the Manager reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c)           The Manager shall not be liable to the Company or any Member for any loss, damage or claim (or any expenses or costs associated therewith) incurred by reason of any act or omission performed or omitted to be performed by the Manager other than as a result of the Manager’s gross negligence or willful misconduct.

(d)           The Manager’s obligations to the Company and to the Members are limited to the express obligations described in this Agreement.

(e)           The Members acknowledge and agree that the relationship of the Manager to the Company and the Members is, to the maximum extent permissible under the Act, contractual in nature and not fiduciary.  Accordingly, pursuant to Section 18-1101 of the Act, the Members agree that to the maximum extent permissible under the Act, the Manager shall not have any fiduciary or any other similar duties or obligations to any Member or any other Person by virtue of the Manager’s actions in its capacity as such (or, if complete elimination of such duties and obligations is deemed to be not permissible under the Act, then such duties and obligations shall be reduced to the maximum extent permissible).

(f)            The provisions of this Section 12.1 are for the benefit of the Manager.  This Section 12.1 may be amended, modified or repealed in the manner set forth in Section 14.6 of this Agreement, but any amendment, modification or repeal of this Section 12.1 or any provision hereof (including as a result of any amendment, modification or repeal of the Act) shall (unless the Manager shall expressly have consented to such amendment, modification or repeal) be prospective only and shall (unless the Manager shall expressly have consented to such amendment, modification or repeal) not in any way affect the limitations on liability under this Section 12.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

(g)           The limitations and exculpation afforded by each provision of this Section 12.1 are cumulative and not exclusive. Nothing in this Section 12.1 is intended, or shall be deemed, to permit conduct that would otherwise conduct that, even disregarding the terms hereof otherwise would be actionable by the Company or the Members.

12.2.       Liability of the Members.  Except as otherwise required in the Act, the debts, obligations, and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or participating in the management of the Company.  The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the Act or this Agreement shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

ARTICLE 13
COVENANTS

13.1.       No Individual Authority.  Accept as otherwise expressly provided in this Agreement, no Member shall have any authority to act for, or undertake or assume any obligations or responsibility on behalf of the Company.

13.2.       Separateness.  The Company shall take all necessary actions to hold itself as an entity separate and distinct from any other person or entity (including Affiliates), including, without limitation, by: maintaining books, records and bank accounts separate and distinct from the books, records and bank accounts of any other person or entity; not commingling any of its assets or liability with the assets or liabilities of any other person or entity; paying its own liabilities and expenses only out of its own funds; not guaranteeing the indebtedness of any other person or entity; holding its assets in it own name; not pledging its assets for the benefit of any other person or entity; using its own letterhead and checks; causing its representatives, employees or agents to hold themselves out to third parties as representatives, employees or agents of the Company; not assuming the obligations of its Affiliates; and not holding out its credit as being available to satisfy the obligations of any other person or entity.

13.3.       Indemnification.  Each Member agrees to indemnify and hold harmless the other Members against all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments, awards, costs and expenses (including reasonable attorneys’ fees, disbursements and court costs) to the extent the same arise directly or indirectly from any material inaccuracy in or material breach of any covenant, representation or warranty, as applicable, of such Member made pursuant to this Agreement.

13.4.       Specific Performance.  Each of the Members and the Manager shall be entitled to an injunction or injunctions, without the necessity of posting bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which such party is entitled at law or in equity.  In furtherance thereof, each Member and the Manager waives (and agrees not to assert) (i) any defense in any action for specific performance that a remedy at law would be adequate, and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.

ARTICLE 14
MISCELLANEOUS

14.1.       Investment Representations.

(a)           Each Member acknowledges that it (i) has been given full and complete access to the Company and the Manager in connection with this Agreement and the transactions contemplated hereby, (ii) has had the opportunity to review all documents relevant to its decision to enter into this Agreement, and (iii) has had the opportunity to ask questions of the Company and the Manager concerning its investment in the Company and the transactions contemplated hereby.

(b)           Each Member acknowledges that it understands that the Company Units to be acquired by it hereunder will not be registered under the Securities Act in reliance upon the exemption afforded by Section 4(2) thereof for transactions by an issuer not involving any public offering, and will not be registered or qualified under any applicable state securities laws.  Each Member represents that (i) it is acquiring such Company Units for investment only and without any view toward distribution thereof, and it will not sell or otherwise dispose of such Company Units except in accordance with the terms hereof and in compliance with the registration requirements or exemption provisions of any applicable state securities laws, (ii) its economic circumstances are such that it is able to bear all risks of the investment in the Company Units for an indefinite period of time including the risk of a complete loss of its investment in the Company Units and (iii) it has knowledge and experience in financial and business matters sufficient to evaluate the risks of investment in the Company Units.  Each Member further acknowledges and represents that it has made its own independent investigation of the Company and the business conducted and proposed to be conducted by the Company, and that any information relating thereto furnished to the Member was supplied by or on behalf of the Company.

14.2.       Entire Agreement.  This Agreement, together with the Annexes and Schedules hereto (and any other agreements expressly contemplated hereby or thereby), constitutes the entire agreement and understanding, and supersedes all other prior agreements and understandings, both written and oral, between Member or its Affiliates or any of them and the Company with respect to the subject matter hereof.

14.3.       Governing Law; Jurisdiction.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.  In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control to the extent necessary to eliminate such direct conflict.  Nothing in this Agreement shall require any unlawful action or inaction by any Person.

14.4.       Third Party Beneficiaries.  Subject to Section 12.1, (i) this Agreement is for the benefit solely of, and shall inure solely to the benefit of, the Members, the Manager and the Company and (ii) this Agreement is not enforceable by any Person (including any creditor of the Company or of the Members) other than the Members, the Manager and the Company.

14.5.       Expenses.  Except as may otherwise be expressly provided herein, the Manager and the Members shall pay their own expenses (including legal, accounting investment banker, broker or finders fees) incident to the negotiation and execution of this Agreement and the performance of its obligations hereunder.

14.6.       Waivers and Amendments.  This Agreement may only be amended or modified (including by merger, consolidation or otherwise), and the terms hereof may only be waived, upon the prior written approval of the Manager and the Members holding a majority of the outstanding Company Units; provided that, (a) to the extent any such amendment (or series of amendments) disproportionately affects in any materially adverse manner the rights of any Member relative to the rights of any other Member (taking into account the rights and obligations of such Member prior to giving effect to such amendment), then such amendment shall not be effective against such Member without the prior written consent of such Member and (b) prior to the issuance of Company Units, no amendment, modification or waiver shall be made without the prior written approval of the Manager and the Representative (as defined in the Contribution Agreement).  Except where a specific period for action or inaction is provided herein, no failure on the part of the Manager or a Member to exercise, and no delay on the part of the Manager or a Member in exercising, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of the Manager or a Member of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14.7.       Notices.  All notices, requests, demands, and other communications required or permitted to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be given by certified or registered mail, postage prepaid, or, delivered by hand or by nationally recognized air courier service, directed to the address of such Person set forth below:

if to the Company or the Manager, to:

Marco LP Units, LLC
225 West Washington Street
Indianapolis, Indiana 46204
Attention:	James M. Barkley
Facsimile:	317.685.7377

with a copy (which copy shall not constitute notice) to:

Fried, Frank, Harris, Shriver and Jacobson LLP
One New York Plaza
New York, New York 10004
Tel: 212.859.8980
Attention:	Peter S. Golden
John E. Sorkin
Facsimile:	212.859.4000

if to any Member, to such Member at the address set forth on Schedule I hereto:

with a copy (which copy shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention:	Jeffrey D. Marell
Robert B. Schumer
Facsimile:	212.757.3990

Any such notice shall become effective when received (or receipt is refused) by the addressee, provided that any notice or communication that is received (or refused) other than during regular business hours of the recipient shall be deemed to have been given at the opening of business on the next business day of the recipient.  From time to time, any Person may designate a new address for purposes of notice hereunder by notice to such effect to the other Persons identified above.

14.8.       Counterparts; Facsimile Signatures.

(a)           This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.  It shall not be necessary for any counterpart to bear the signature of all parties hereto.

(b)           This Agreement and any amendments hereto, to the extent signed and delivered by facsimile or other electronic means, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  No signatory to this Agreement shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such Person forever waives any such defense.

14.9.       Successors and Assigns.  Except as otherwise specifically provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of Members and the Company and their respective Successors and Assignees.

14.10.     Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective, but such ineffectiveness shall be limited as follows: (i) if such provision is prohibited or unenforceable in such jurisdiction only as to a particular Person or Persons and/or under any particular circumstance or circumstances, such provision shall be ineffective, but only in such jurisdiction and only with respect to such particular Person or Persons and/or under such particular circumstance or circumstances, as the case may be; (ii) without limitation of clause (i), such provision shall in any event be ineffective only as to such jurisdiction and only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; and (iii) without limitation of clauses (i) or (ii), such ineffectiveness shall not invalidate any of the remaining provisions of this Agreement.  Without limitation of the preceding sentence, it is the intent of the parties to this Agreement that in the event that in any court proceeding, such court determines that any provision of this Agreement is prohibited or unenforceable in any jurisdiction (because of the duration or scope (geographic or otherwise) of such provision, or for any other reason) such court shall have the power to, and shall, (x) modify such provision (including without limitation, to the extent applicable, by limiting the duration or scope of such provision and/or the Persons against whom, and/or the circumstances under which, such provision shall be effective in such jurisdiction) for purposes of such proceeding to the minimum extent necessary so that such provision, as so modified, may then be enforced in such proceeding and (y) enforce such provision, as so modified pursuant to clause (x), in such proceeding.  Nothing in this Section 14.10 is intended to, or shall, limit (1) the ability of any party to this Agreement to appeal any court ruling or the effect of any favorable ruling on appeal or (2) the intended effect of Section 14.4.

14.11.     Submission to Jurisdiction; Waivers.  Each of the Company, the Manager and each of the Members hereby irrevocably and unconditionally:

(a)           (i) agrees that any suit, action or proceeding against it or any of its Affiliates arising out of or relating to or in connection with this Agreement shall be instituted solely in the Chancery Court of the State of Delaware; provided that if (and only after) such courts determine that they lack subject matter jurisdiction over any such legal action, suit or proceeding, such legal action, suit or proceeding shall be brought in the Federal courts of the United States located in the State of Delaware, (ii) consents and submits, for itself and its property, to the jurisdiction of such courts for the purpose of any such suit, action or proceeding instituted against it, and (iii) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law;

(b)          agrees that service of all writs, process and summonses in any suit, action or proceeding pursuant to Section 14.11(a) may be effected by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address for notices pursuant to Section 14.7 (with copies to such other Persons as specified therein), such service to become effective thirty (30) days after such mailing, provided that nothing contained in this Section 14.11(b) shall affect the right of any party to serve process in any other manner permitted by Law;

(c)           (i) waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court specified in Section 14.11(a), (ii) waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and (iii) agrees not to plead or claim either of the foregoing; and

(d)           WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

14.12.     Termination of Agreement.  If the Contribution Agreement is terminated in accordance with its terms, this Agreement shall be deemed terminated and of no further force or effect without any liability to any Member or the Manager.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MANAGER:

LP UNITS MANAGER, LLC

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written, and by such execution, the undersigned acknowledges that it has fully reviewed this Agreement.

MEMBERS:

LIGHTSTONE VALUE PLUS REIT, L.P.

By:
Name:
Title:

PRO-DFJV HOLDINGS LLC

By:
Name:
Title:

LIGHTSTONE HOLDINGS, LLC

By:
Name:
Title:

LIGHTSTONE PRIME, LLC

By:
Name:
Title:

BRM, LLC

By:
Name:
Title:

LIGHTSTONE REAL PROPERTY VENTURES LIMITED LIABILITY COMPANY

By:
Name:
Title:

PR LIGHTSTONE MANAGER, LLC

By:
Name:
Title:

ANNEX A

Certain Definitions

As used in the Agreement, the following terms have the following meanings (terms defined in the singular to include the plural and vice versa and references in this Annex A to sections constitute references to sections of the Agreement unless otherwise expressly indicated):

“Accountants” shall mean the independent certified public accountants of the Company.

“Act” shall have the meaning set forth in the recitals.

“Action” means any claim, action, suit, proceeding, arbitration, mediation, audit, inquiry, or other investigation by or before any Governmental Authority.

“Affiliate” shall mean, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under common control with such specified Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities, voting equity interests, or beneficial interests of the Person specified, (iii) any officer, director, general partner, managing member, trustee, employee or promoter of the Person specified or any Immediate Family Member of such officer, director, general partner, managing member, trustee, employee or promoter, (iv) any corporation, partnership, limited liability company or trust for which any Person referred to in clause (ii) or (iii) acts in that capacity, or (v) any Person who is an officer, director, general partner, managing member, trustee or holder of ten percent (10%) or more of the outstanding voting securities, voting equity interests or beneficial interests of any Person described in clauses (i) through (iv).

“Agreement” shall have the meaning set forth in the preamble.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City and Indianapolis, Indiana are open for the general transaction of business.

“Capital Account” shall have the meaning set forth in Section 5.3(a).

“Certificate” shall have the meaning set forth in the recitals.

“Closing” shall mean the closing of the transactions contemplated by the Contribution Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Units” shall have the meaning set forth in Section 5.1.

“Company” shall have the meaning set forth in the preamble.

“Company Unit Exercise Notice” shall have the meaning set forth in Section 6.1(a).

B-A-1

“Contribution Agreement” shall mean that certain Contribution Agreement, dated as of December 8, 2009, by and among Parent REIT, Parent OP, Marco Capital Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent OP, Lightstone Value Plus REIT, L.P., a Delaware limited partnership, Pro-DFJV Holdings LLC, a Delaware limited liability company, Lightstone Holdings, LLC, a Delaware limited liability company, Lightstone Prime, LLC, a Delaware limited liability company, BRM, LLC, a New Jersey limited liability company, Barceloneta Holding Company, a New Jersey limited liability company, Prime Outlets Acquisition Company LLC, a Delaware limited liability company, and Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland corporation.

“control” (including the phrases “controlled by” and “under common control with”) when used with respect to any specified Person shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or interests, by contract or otherwise.

“Conversion Right” shall have the meaning set forth in Section 6.1(a).

“Converted Units” shall have the meaning set forth in Section 6.1(a).

“Converting Member” shall have the meaning set forth in Section 6.1(a).

“Debt” of any Person shall mean (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services (excluding trade payables arising in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, or (vi) all indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above in respect of which such Person has entered into or issued any Guarantee.

“Dissolution Event” shall mean, with respect to any specified Person, (i) in the case of a specified Person that is a partnership or limited partnership or a limited liability company, the dissolution and commencement of winding up of such partnership, limited partnership or limited liability company, and (ii) in the case of a specified Person that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter and the expiration of 90 days after the date of notice to the corporation of revocation without a reinstatement of its charter.  For the avoidance of doubt, it is understood and agreed that a statutory conversion of a Person into another form of Person does not constitute a “Dissolution Event.”

“DL Tax Matters Agreement” shall have the meaning ascribed to such term in the Contribution Agreement.

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time.

B-A-2

“Governmental Authority” shall mean any United States or non-United States national, federal, state, local, municipal or provincial or international government or any political subdivision of any governmental, regulatory or administrative authority, agency or commission, or judicial or arbitral body.

“Guarantee” shall mean, with respect to any particular indebtedness or other obligation, (i) any direct or indirect guarantee thereof by a Person other than the obligor with respect to such indebtedness or other obligation or any transaction or arrangement intended to have the effect of directly or indirectly guaranteeing such indebtedness or other obligation, including without limitation any agreement by a Person other than the obligor with respect to such indebtedness or other obligation (A) to pay or purchase such indebtedness or other obligation or to advance or supply funds for the payment or purchase of such indebtedness or other obligation, (B) to purchase, sell or lease (as lessee or lessor) property of, to purchase or sell services from or to, to supply funds to or in any other manner invest in, the obligor with respect to such indebtedness or other obligation (including any agreement to pay for property or services of the obligor irrespective of whether such property is received or such services are rendered), primarily for the purpose of enabling the obligor to make payment of such indebtedness or other obligation or to assure the holder or other obligee of such indebtedness or other obligation against loss, or (C) otherwise to assure the obligee of such indebtedness or other obligation against loss with respect thereto, or (ii) any grant (or agreement in favor of the obligee of such indebtedness or other obligation to grant such obligee, under any circumstances) by a Person other than the obligor with respect to such indebtedness or other obligation of a security interest in, or other lien on, any property or other interest of such Person, whether or not such other Person has not assumed or become liable for the payment of such indebtedness or other obligation.

“Immediate Family Member” shall mean, with respect to any individual, his or her spouse, parents, parents-in-law, grandparents, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, children (whether natural or adopted), children-in-law, stepchildren, grandchildren and grandchildren-in-law.

“Insolvency Event” shall mean, with respect to any specified Person, the occurrence of any of the following events:

(1)           the specified Person makes an assignment for the benefit of creditors;

(2)           the specified Person files a voluntary petition for relief in any Insolvency Proceeding;

(3)           the specified Person is adjudged bankrupt or insolvent or there is entered against the specified Person an order for relief in any Insolvency Proceeding;

(4)           the specified Person files a petition or answer seeking for the specified Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation;

(5)           the specified Person seeks, consents to, or acquiesces in the appointment of a trustee, receiver or liquidator of the specified Person or of all or any substantial part of the specified Person’s properties;

B-A-3

(6)           the specified Person files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the specified Person in any proceeding described in clauses (1) through (5);

(7)           the specified Person becomes unable to pay its obligations as they become due, or the sum of such specified Person’s debts is greater than all of such Person’s property, at a fair valuation; or

(8)           within 90 days of any proceeding against the specified Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law if the proceeding has not been dismissed, or within 90 days after the appointment of a trustee, receiver or liquidator for the specified Person or all or any substantial part of the specified Person’s properties without the specified Person’s agreement or acquiescence, which appointment is not vacated or stayed, or if the appointment is stayed, for 90 days after the expiration of the stay if the appointment is not vacated.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. §§101, et seq.) or any proceeding under the statues, laws or regulations of any jurisdiction involving any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief.

“Institutional Lender” shall mean a commercial bank or trust company, a savings and loan association or an insurance company.

“Law” means any statute, law, ordinance, code, regulation, rule, or other requirement of any Governmental Authority.

“Lien” shall mean any liens, security interests, mortgages, deeds of trust, charges, claims, encumbrances, restrictions, pledges, options, rights of first offer or first refusal and any other rights or interests of others of any kind or nature, actual or contingent, or other similar encumbrances of any nature whatsoever.

“Liabilities” shall mean any Debt, liability, obligation of any kind or nature (whether accrued or fixed, absolute or contingent or matured or unmatured), loss, damage, cost or expense, including reasonable attorneys’ fees and expenses and disbursements, including those arising under any Law, Action or Order and those arising under any contract.

“Lightstone REIT” shall mean Lightstone Value Plus REIT, L.P.

“LVP OP” shall mean Lightstone Value Plus REIT, L.P., a Delaware limited partnership.

“LVP OP Tax Matters Agreement” shall have the meaning ascribed to such term in the Contribution Agreement.

“Manager” shall have the meaning set forth in the preamble.

“Member” shall have the meaning set forth in the preamble.  For the avoidance of any doubt, the Manager shall not be deemed a “Member” for any purpose under this Agreement.

B-A-4

“Order” means any decision, judgment, order, writ, injunction, decree, award or determination of any Governmental Authority.

“Parent OP” means Simon Property Group, L.P., a Delaware limited partnership.

“Parent OP Agreement” means the Eighth Amended and Restated Limited Partnership Agreement of the Parent OP, as amended, modified, supplemented or restated from time to time.

“Parent OP General Partner” means Simon Property Group, Inc., a Delaware corporation.

“Parent OP Units” shall mean (i) the interests in the Parent OP contributed to the Company pursuant to the Contribution Agreement which entitle the Company to allocations and distributions from Parent OP, and the rights of management, consent, approval, or participation, if any, as provided in the Parent OP Agreement and (ii) any interests in Parent OP issued in respect of a dividend or distribution on (i).

“Parent REIT” means Simon Property Group, Inc., a Delaware corporation.

“Parent REIT Shares” means the shares of Common Stock, par value $0.0001 per share, of the Parent REIT.

“Percentage Interest” means, in the case of any Member, such Member’s portion of all outstanding Company Units, expressed as a percentage, and adjusted from time to time in accordance with this Agreement.

“Person” shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

“Pledge” shall mean granting of a Lien on any Company Unit.

“Pro-DFJV” shall mean Pro-DFJV Holdings LLC, a Delaware limited liability company.

“Redeemed Units” shall have the meaning set forth in Section 6.2(a).

“Redemption Consideration” shall have the meaning set forth in Section 6.2(b).

“Redemption Notice” shall have the meaning set forth in Section 6.2(a).

“Redemption Right” shall have the meaning set forth in Section 6.2(a).

“Redemption Settlement Date” shall have the meaning set forth in Section 6.2(c).

“Required Distribution” shall mean any such securities, dividends or distributions described in subsection (i), (ii) or (iii) of Section 7.3.

“Securities Act” means the United States Securities Act of 1933, as amended.

B-A-5

“Subsidiary” shall mean, with respect to any specified Person, each of (i) any other Person not less than a majority of the overall economic equity in which is owned, directly or indirectly through one of more intermediaries, by such specified Person, and (ii) without limitation of clause (i), any other Person who or which, directly or indirectly through one or more intermediaries, is Controlled by such specified Person (it being understood with respect to each of clauses (i) and (ii) that a pledge for collateral security purposes of an equity interest in a Person shall not be deemed to affect the ownership of such equity interest by the pledgor or the Control of such Person so long as such pledgor continues to be entitled, in all material respects, to all the voting power and all the income with respect to such equity interest).

“Successor” shall mean, with respect to a Member, any future Member which is a direct or indirect transferee of the Company Units of such Member.

“Tax Matters Member” shall have the meaning set forth in Section 7.5

“Transfer” means any direct or indirect sale, assignment, alienation, gift, exchange, conveyance, transfer, pledge, encumbrance, hypothecation, granting of a security interest or other disposition or attempted disposition whatsoever, whether voluntary or involuntary of a Member’s Company Units.

“Treasury Regulations” shall mean the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Internal revenue Code of 1986, as amended, and all references to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, substitute, proposed or final Treasury Regulations.

“$” shall mean lawful currency of the United States of America.

B-A-6

ANNEX B

Company Unit Exercise Notice

_________, 20___
Marco LP Units, LLC
225 West Washington Street
Indianapolis, Indiana 46204
Attn:        James M. Barkley

Re:          Marco LP Units, LLC Conversion Notice

Reference is hereby made to that certain Limited Liability Company Operating Agreement of Marco LP Units, LLC (the “Company”), dated as of December [●], 2009 (the “Agreement”).  All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

This letter constitutes a “Company Unit Exercise Notice” pursuant to Section 6.1(a) of the Agreement.  The undersigned Member hereby elects to exchange ______ of its Company Units for the same number of Parent OP Units (and any securities issued by Parent OP in respect of such Parent OP Units to the extent previously retained by the Company) that such Member contributed to the Company, pursuant to the Contribution Agreement (the “Conversion”).  The Member acknowledges that upon the Conversion, the Member shall be obligated to immediately exercise its right, pursuant to Article XI of the Parent OP Agreement, to convert Parent OP Units into Parent REIT Shares or cash, at the Parent REIT’s election.  The effective date of the Conversion shall be the date hereof, and once delivered this Company Unit Exercise Notice shall be irrevocable.

Sincerely,

[MEMBER]

By:

Name:
Title:
Acknowledged and Agreed:

MARCO LP UNITS, LLC

By:
Name:
Title:

B-B-1

EXHIBIT F – FORM OF EXERCISE OF NOTICE
FORM OF EXERCISE NOTICE

[Limited Partner], as of [date of exercise], hereby irrevocably (except as set forth in the Agreement referred to below) elects, pursuant to the rights granted to it in Section 11.1 of the Agreement of Limited Partnership of Simon Property Group, L.P. (the “Agreement”) to convert of its Partnership units (as such term is defined in the Agreement) into shares of common stock of Simon Property Group, Inc. or cash, as selected by Simon Property Group, Inc.

Limited Partner:

By:

(Printed Name)

B-B-2

ANNEX C

Redemption Notice

_________, 20__
[MEMBER]
________________
________________
________________
Attn:        ________________

Re:          Marco LP Units, LLC Redemption Notice

Reference is hereby made to that certain Limited Liability Company Operating Agreement of Marco LP Units, LLC (the “Company”), dated as of December [●], 2009 (the “Agreement”).  All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

This letter constitutes a “Redemption Notice” pursuant to Section 6.2(a) of the Agreement.  The Company hereby elects to redeem all of your Company Units in exchange for the Parent OP Units held by the Company, which you contributed to the Company (and any securities issued by Parent OP in respect of such Parent OP Units, to the extent previously retained by the Company), pursuant to the Contribution Agreement (the “Redemption”).  The Company acknowledges that upon the Redemption, the Manager shall effect the exchange of the Company Units for Parent OP Units, pursuant to Section 6.2 of the Agreement.

Sincerely,

LP UNITS MANAGER, LLC

By:
Name:
Title:
Acknowledged and Agreed:

[MEMBER]

By:
Name:
Title:

B-C-1

SCHEDULE I

Members

Name and Address	Common Units	Parent OP Units	Property With Respect to Which the Parent Units Have Been Issued	Capital Account Balance as of [●], 2010

Lightstone Value Plus REIT, L.P. [address]

Pro-DFJV Holdings LLC [address]

Lightstone Holdings, LLC [address]

Lightstone Prime, LLC [address]

BRM, LLC [address]

Lightstone Real Property Ventures Limited Liability Company [address]

PR Lightstone Manager, LLC [address]

B-I-1

Exhibit C

“Annex A

Owner	Percentage Owned in the Other Group Companies

Lightstone Holdings	84.015% interest in Ewell

Pro-DFJV	14.26% interest in Mill Run

BRM	55.199% interest in Mill Run

LVP OP	22.54% interest in Mill Run”

Exhibit D

“Annex D

Contributors	Applicable Percentage Interest

Lightstone Holdings	1.361%
Pro-DFJV	15.301%
BRM	16.888%
LVP OP	24.791%
Lightstone Prime	41.659%
TOTAL	100%”

Exhibit E

“Annex G

Contributors	Escrow Unit Payment Percentage Interest
Lightstone Holdings	1.413%
Pro-DFJV	13.879%
BRM	17.533%
LVP OP	22.487%
Lightstone Prime	44.688%
TOTAL	100%”